UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☑

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

MERCANTILE BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

Notice of 2026 Annual Meeting of Shareholders

To our Shareholders:

We are pleased to announce that the 2026 annual meeting of shareholders of Mercantile Bank Corporation will be held virtually, in lieu of an in-person meeting, on Thursday, May 21, 2026, at 9:00 a.m., Eastern Time. Shareholders who wish to attend the meeting may do so via live webcast. Shareholders who attend the virtual meeting will be able to participate and submit questions prior to and during the meeting as described in more detail in the accompanying proxy statement. The meeting is being held for the purpose of considering and voting on the following matters:

1.	Election of twelve directors, each for a one-year term.
2.	Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2026 (“Auditor Ratification”).
3.	An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement (“Say-On-Pay”).
4.	Any other business that may properly be brought before the meeting or any adjournment of the meeting.

All shareholders of record at the close of business on Friday, March 27, 2026, are entitled to notice of the meeting, and any postponements or adjournments of the meeting. Shareholders of record will have the opportunity to vote on the matters to be presented at the meeting via proxy in advance of the meeting. In light of the virtual format, we will not receive in-person voting at this year’s meeting.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, in advance of the virtual meeting, whether or not you plan to attend. For specific instructions, please refer to the discussion beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Friday, May 8, 2026.

By Order of the Board of Directors,

Michael H. Price
Chairman of the Board

Dated: April 2, 2026

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 1

2 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement of Mercantile Bank Corporation (“we,” “our,” “us,” “Company,” or “Mercantile”). This summary provides an overview and is not intended to contain all the information that you should consider before voting.

We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

MEETING INFORMATION

Meeting:	Annual Meeting of Shareholders

Date:	Thursday, May 21, 2026

Time:	9:00 a.m., Eastern Time

Live Webcast:	https://zoom.us/w/98284408169

Please register ahead of time to receive the meeting link via e-mail, a calendar invitation, and (if preferred) an option to join by telephone, by using the internet address above.

Record Date:	March 27, 2026

GENERAL INFORMATION

Stock Symbol:	MBWM

Exchange:	NASDAQ Global Select

Common Stock Outstanding:	17,274,899 shares (as of record date)

Registrar & Transfer Agent:	Computershare Trust Company, N.A.

Website:	https://ir.mercbank.com

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 3

OVERVIEW OF VOTING MATTERS

PROPOSAL 1
ELECTION OF DIRECTORS We are asking shareholders to elect twelve directors, each for a one-year term. Additional information about each of the director nominees can be found beginning on page 16.	BOARD’S RECOMMENDATION: “FOR” EACH NOMINEE

NAME	DIRECTOR SINCE	AGE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE & NOMINATING COMMITTEE
MICHAEL S. DAVENPORT *	2020	56	M	M	M
MICHELLE L. ELDRIDGE	2016	60	M	C	M
JOSEPH D. JONES	2025	55	---	M	---
RICHARD D. MACDONALD	2025	55	---	---	M
MICHAEL H. PRICE	1997	69	---	---	---
DAVID B. RAMAKER	2020	70	M	M	C
RAYMOND E. REITSMA**	2023	63	---	---	---
NELSON F. SANCHEZ	2024	61	M	M	M
SARA A. SCHMIDT	2025	44	M	---	---
STEVEN J. SCHWEIHOFER	2025•	54	M	---	---
AMY L. SPARKS	2023	53	C	M	M
SHORAN R. WILLIAMS	2025	57	M	---	---

* = Executive Session Facilitator

** = Non-Independent Director

C = Chairperson

M = Member

• = Mr. Schweihofer was appointed to the Board on December 31, 2025, in connection with the acquisition of Eastern Michigan Financial Corporation.

PROPOSAL 2
RATIFICATION OF AUDITOR Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2026.	BOARD’S RECOMMENDATION: “FOR”

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement.	BOARD’S RECOMMENDATION: “FOR”

PROPOSAL 4
Any other business that may properly be brought before the meeting or any adjournment of the meeting.

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HOW TO VOTE

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, prior to the virtual meeting, whether or not you plan to attend. For specific instructions, please refer to the discussion beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Friday, May 8, 2026.

INTERNET		TELEPHONE OR CELLPHONE	MAIL

1.	Go to: www.envisionreports.com/MBWM	Call toll free	If you wish to vote by mail,
2.	Click on Cast Your Vote.	1-800-652-VOTE (8683)	send your completed and
3.	Follow the instructions to log in.	within the USA,	signed proxy card using the
4.	Make your selections as instructed on each	US territories and Canada	enclosed envelope.
screen for your delivery preferences.
5.	Vote your shares.

On April 2, 2026, we began sending our shareholders a Notice Regarding the Internet Availability of Proxy Materials.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 5

CORPORATE GOVERNANCE HIGHLIGHTS

●	All directors attended at least 78% of the Board meetings and Committee meetings on which they served during 2025.
●

Code of Ethics, Human Rights, Insider Trading, Clawback, Anti-Bribery and Anti-Corruption, and Environmental policies are in place for all directors, officers, and employees, as applicable (available on our website under Investor Relations – Overview – Governance Documents).

●	Corporate Governance Guidelines are in place for all directors (available on our website under Investor Relations – Overview – Governance Documents).
●	Community Supplier Program Policy and Vendor and Supplier Code of Conduct is in place for suppliers and vendors (available on our website under Investor Relations – Overview – Governance Documents).
●	Anti-Hedging and Anti-Pledging policies are in place as components of our Insider Trading Policy.
●	92% of directors are independent.
●	Chairman of the Board and Chief Executive Officer are separate positions.
●	Executive Session Facilitator is an independent director.
●	Ongoing and active risk oversight is performed by the Board and Committees.
●	The oversight of environmental, social and governance matters is the responsibility of the Governance and Nominating Committee.

BOARD OF DIRECTORS EXPERIENCE AND SKILLS

75%	ACCOUNTING & FINANCE

100%	MANAGEMENT & OPERATIONS

58%	ENTERPRISE RISK MANAGEMENT

83%	HUMAN CAPITAL MANAGEMENT

50%	LEGAL

75%	MERGERS & ACQUISITIONS

92%	REGULATORY & GOVERNANCE

33%	RESIDENTIAL & COMMERCIAL REAL ESTATE

33%	TECHNOLOGY & INFORMATION SECURITY

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92% INDEPENDENT DIRECTORS	58 YEARS AVERAGE AGE	5 YEARS AVERAGE TENURE

BOARD OF DIRECTORS	●	Majority of our Board is independent.
●

Board consists of directors with a mix of tenures, including founding members who have actively overseen the Company’s strategic journey through various business cycles and have a deep knowledge of the Company.

●

Approximately 58% of our Board members possess characteristics of racial and gender diversity, our Executive Session Facilitator identifies as a diverse director, and our Compensation Committee and Audit Committee are chaired by female directors.

●

Directors reflect a variety of experiences, skills and geographic reach that match the Company’s complexity and strategic direction giving the Board the collective capability necessary to oversee the Company’s activities.

	●	All directors attended at least 78% of meetings of the Board and Committees on which they served during 2025.

BOARD LEADERSHIP STRUCTURE	●	Chairman of the Board and Chief Executive Officer are separate positions.
	●	President and Chief Executive Officer is the only member of management who serves as a Company Director.
	●	Executive Session Facilitator is an independent director annually recommended by Governance and Nominating Committee and elected by our Board.
	●	Active and empowered Committee Chairs, all of whom are independent.

BOARD GOVERNANCE BEST PRACTICES	●	Executive sessions are held by independent directors.
	●	Annual evaluations of the Board, its Committees and individual directors conducted by the Governance and Nominating Committee.
	●	Annual assessment of director independence.
	●	Regular discussions regarding Board recruiting and succession, including diverse director skills and qualifications for the Company’s long-term strategic objectives.
	●	Active risk and strategy oversight by the Board and Committees.
●

Direct access by the Board to key members of management at the discretion of independent directors; executive sessions regularly include meetings with our President and Chief Executive Officer, Chief Financial Officer, Internal Audit Director, Chief Operating Officer, Chief Human Resource Officer, Chief Experience Officer, Community Development Officer and Chief Commercial Banking Officer.

	●	Annual evaluation process of the Chief Executive Officer is led by the Compensation Committee Chair.
	●	Regular talent and succession planning discussions regarding the Chief Executive Officer and other key executive roles.
	●	Management maintains strong working relationships with Federal and State Regulators.
	●	Oversight of environmental, social and governance matters is the responsibility of the Governance and Nominating Committee.

SHAREHOLDER ENGAGEMENT AND SHAREHOLDER ROLE IN GOVERNANCE	●

Regular outreach and engagement with shareholders take place throughout the year about Company strategy and performance by the Company’s President and Chief Executive Officer and Chief Financial Officer.

	●	Feedback from investors is regularly shared with the Board and its Committees to ensure that the Board has insight into investor views.
	●	Shareholders elect directors annually.
	●	Quarterly conference calls and webcasts for investors on earnings release dates with the ability to ask questions.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 7

OUR COMPENSATION PHILOSOPHY

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time provide competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. Our executive compensation program includes the following primary elements:

●	Base salary
●	Short-term incentive compensation
●	Long-term incentive compensation
●	Other benefits
●	The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years
●	The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement
●

Bonus plans are typically based on a variety of metrics tied to our financial performance and contain "claw-back" provisions if the executive officer engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria

The Compensation Discussion and Analysis section beginning on page 32 gives a more detailed description of the Corporation’s compensation policies and practices.

2025 EXECUTIVE COMPENSATION SUMMARY

EXECUTIVE OFFICER	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Raymond E. Reitsma	734,600	-	471,283	462,798	-	101,302	1,769,983
Charles E. Christmas	444,050	-	198,037	186,501	-	71,392	899,980
Mark S. Augustyn	450,230	-	200,705	165,460	7,393	68,854	892,642
Scott P. Setlock	353,100	-	157,513	129,764	-	57,351	697,728
Brett E. Hoover	294,250	-	116,436	92,689	-	53,667	557,042

8 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

PROXY STATEMENT

310 Leonard Street N.W.

Grand Rapids, MI 49504

DATE OF DISTRIBUTION: April 2, 2026

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Matters to be Considered at the Annual Meeting of Shareholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Mercantile Bank Corporation (“we,” “our,” “Company” or “Mercantile”). The proxies are being solicited for use at the annual meeting of shareholders to be held on Thursday, May 21, 2026, at 9:00 a.m., Eastern Time, virtually via live webcast at https://zoom.us/w/98284408169 (please register ahead of time to receive the meeting link via e-mail, a calendar invitation, and (if preferred) an option to join by telephone). Notice of Internet Availability of Proxy Materials is first being mailed or made available to shareholders of record on or about April 2, 2026.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting

to be Held on May 21, 2026:

Our proxy statement and 2025 Annual Report are available at

www.envisionreports.com/MBWM

Notice and Access

We use the “Notice and Access” method of providing proxy materials to you via the internet instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and 2025 Annual Report to shareholders on Form 10-K, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Important Notice Regarding Availability of Proxy Materials, which we refer to as the Notice and Access card, that was mailed to our shareholders on April 2, 2026, provides instructions regarding how you may access and review all of the proxy materials on the internet. The Notice and Access card also includes instructions on how to submit your proxy via the internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage house or other custodian, nominee, or fiduciary in “street name,” you will receive a Notice and Access card intended for beneficial holders with instructions for providing to such intermediary voting instructions for your shares. You may also request paper copies of the proxy materials and provide voting instructions by completing and returning the enclosed voting instruction form in the addressed, postage paid envelope provided. Alternatively, if you receive paper copies, many intermediaries provide instructions for their beneficial holders to provide voting instructions via the internet or by telephone.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 9

Householding

We have adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 to multiple shareholders who share the same address, unless we have received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, to any shareholder that elects not to participate in householding.

Purpose of the Annual Meeting

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of the meeting and described in this proxy statement. These matters include the election of directors, the ratification of the selection of our independent registered public accounting firm, and an advisory (non-binding) vote on the compensation of our named executive officers disclosed in this proxy statement.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares.

Record Date, Voting and Voting Procedures

The Board of Directors has set March 27, 2026, as the record date for the annual meeting. If you were a shareholder of record at the close of business on the record date, March 27, 2026, you are entitled to receive notice of the meeting and to vote your shares via proxy prior to the meeting. Holders of Mercantile common stock are entitled to one vote per share.

All shareholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. Shareholders of record as of the record date will have the opportunity to vote on the matters to be presented at the meeting via proxy in advance of the meeting. In light of the virtual format, we will not receive in-person voting at this year’s meeting.

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

over the telephone by calling a toll-free number;
electronically, using the internet; or
by completing, signing, and mailing the printed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

10 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

If the shares you own are held in street name, your broker, bank, trust or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual annual meeting. In order to do so, you must submit proof of your proxy power (legal proxy) reflecting your Mercantile Bank Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 15, 2026. Requests for registration should be directed to Computershare at the following:

By E-Mail:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By Mail:

Computershare

Mercantile Bank Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

You will receive a confirmation of your registration by email after we receive your registration materials. If you have questions about attending the virtual annual meeting, please write to the Executive Operations Manager, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 or call 616-726-1601.

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card, or if you submit your proxy vote by telephone or internet, vote once for each proxy card or voting instruction form you receive.

At least a majority of the shares of our common stock outstanding on the record date must be present at the virtual meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present and vote via the live webcast at the meeting; or
●	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 17,274,899 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, trust, broker or other nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Matters

Election of Directors. The affirmative vote of the holders of a plurality of the votes cast on the election of directors at the meeting is required for nominees to be elected as directors. The twelve nominees receiving the highest number of votes will be elected to the Board. Votes withheld and broker non-votes are not counted as shares voted on the matter.

Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the matter is necessary to ratify the appointment of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions will not be counted as votes cast on the matter. Brokerage firms have discretionary authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will not be counted as votes cast on the matter.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 11

Advisory approval of compensation of our Named Executive Officers. The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As of the date of this proxy statement, the Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the shareholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

The Board of Directors recommends that you vote:

✔	FOR the election of all the twelve nominees for director;
✔	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2026; and
✔	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement.

Proxy and Proxy Statement

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

You may revoke your proxy and change your vote at any time before the proxy ballot is cast at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by delivering to our Secretary a written notice of revocation prior to the meeting. Attending the virtual meeting will not revoke your proxy.

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

✔	FOR the election of all the twelve nominees for director;
✔	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2026;
✔	FOR the advisory approval of the compensation of our named executive officers disclosed in this proxy statement; and
✔	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

If you hold your shares in street name, contact your broker, bank, trust or other nominee regarding how to revoke your proxy and change your vote.

A proxy statement is a document that we are required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of The NASDAQ Stock Market (“NASDAQ”).

12 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

Other Matters

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees, and employees of our subsidiaries, Mercantile Bank (“Mercantile Bank”) and Eastern Michigan Bank (“EMB” together with Mercantile Bank, our “Banks”), may, without compensation other than their regular compensation, solicit proxies by further mailing or engaging in personal conversation, or by telephone, facsimile, or electronic means. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 13

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock, as of March 17, 2026, by each of our current directors, each nominee for election as a director, our executive officers and all our directors and executive officers as a group.

Name of Beneficial Owner	Amount Beneficially Owned(1)	Percent of Class Beneficially Owned(13)
Mark S. Augustyn	33,025(2)	*
Charles E. Christmas	123,500(3)	*
Michael S. Davenport ●	10,589(4)	*
Michelle L. Eldridge ●	18,590(5)	*
Brett E. Hoover	19,562(6)	*
Joseph D. Jones ●	5,791	*
Richard D. MacDonald ●	2,574	*
Michael H. Price ●	46,534(7)	*
David B. Ramaker ●	15,014	*
Tara M. Randall	16,578(8)	*
Raymond E. Reitsma ●	89,537(9)	*
Nelson F. Sanchez ●	6,586(10)	*
Sara A. Schmidt ●	969	*
Steven J. Schweihofer ●	5,603	*
Scott P. Setlock	32,076(11)	*
Amy L. Sparks ●	5,541	*
Shoran R. Williams ●	5,266	*
All Directors and Executive Officers as a group (17 persons)	437,335(12)	2.5%

●	Member of our Board of Directors and Nominee for Re-election
*	Less than 1%

(1)

The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of March 17, 2026, through the exercise of any stock options or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with their spouse) over the shares set forth in the table.

(2)	Includes 12,399 shares of restricted stock and 258 shares Mr. Augustyn holds in an IRA. Also includes 268 shares Mr. Augustyn’s spouse owns in her IRA.

(3)

Includes 24,260 shares that Mr. Christmas holds jointly with his spouse, 15,333 shares of restricted stock, and 50,392 shares that Mr. Christmas owns under Mercantile Bank’s 401(k) plan. Also includes 2,072 shares that Mr. Christmas’ spouse, who is currently employed by Mercantile Bank, owns under Mercantile Bank’s 401(k) plan as well as 510 shares that she owns in her IRA.

(4)	Includes 1,800 shares that Mr. Davenport holds in an IRA.

(5)	Includes 6,750 shares that Ms. Eldridge holds in an IRA.

(6)	Includes 7,879 shares of restricted stock and 1,042 shares that Mr. Hoover owns under Mercantile Bank’s 401(k) plan.

(7)	Includes 9,786 shares that Mr. Price holds jointly with his spouse, 19,909 shares that Mr. Price owns under Mercantile Bank’s 401(k) plan, and 14,727 shares Mr. Price holds in an IRA.

(8)	Includes 7,540 shares of restricted stock.

14 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

(9)

Includes 32,198 shares that Mr. Reitsma owns jointly with his spouse, 32,071 shares of restricted stock, 23,115 shares that Mr. Reitsma owns under Mercantile Bank’s 401(k) plan as well as 2,153 shares that he owns in his IRA.

(10)	Includes 3,502 shares that Mr. Sanchez holds in an IRA.

(11)	Includes 12,918 shares that Mr. Setlock holds jointly with his spouse, 10,225 shares of restricted stock, and 8,933 shares that Mr. Setlock owns under Mercantile Bank’s 401(k) plan.

(12)

Includes 85,447 shares of restricted stock awarded under our stock-based compensation plans, and 105,463 shares that such persons own under Mercantile Bank’s 401(k) plan, including 2,072 shares held by Mr. Christmas’ spouse.

(13)

The percentages shown are based on the 17,271,419 shares of our common stock outstanding as of March 17, 2026, plus the number of shares that the named person or group has the right to acquire within 60 days of March 17, 2026. For purposes of computing the percentages of outstanding shares of common stock held by each person, any shares that the person has the right to acquire within 60 days after March 17, 2026, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

Stock Owned by 5% Beneficial Owners

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to beneficially own more than 5% of our outstanding shares of common stock as of March 17, 2026.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned(4)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055(1)	1,223,591	7.1%

Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746(2)	1,031,485	6.0%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	1,039,359	6.0%

(1)

The information is based on a Schedule 13G, Amendment No. 3, filed with the SEC on April 24, 2025. BlackRock, Inc. may be deemed to have beneficial ownership of the shares reflected in the table as of March 31, 2025. BlackRock reported aggregate beneficial ownership of 1,223,591 shares, with sole voting power over 1,188,864 shares and sole dispositive power over 1,223,591 shares.

(2)

The information is based on a Schedule 13G, Amendment No. 8, filed with the SEC on January 21, 2026. Dimensional Fund Advisors LP (“Dimensional”) is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). Dimensional reported aggregate beneficial ownership of 1,031,485 shares, with sole voting power over 1,014,369 shares and sole dispositive power over 1,031,485 shares. Though Dimensional may possess voting and/or investment power over the shares, it disclaims beneficial ownership of such securities, which are owned by the Funds.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 15

(3)

The information is based on a Schedule 13G Amendment No. 2, filed with the SEC on July 29, 2025. The Vanguard Group reported aggregate beneficial ownership of 1,039,359 shares, with shared power to vote 9,813 shares, sole power to dispose 1,014,094 shares, and shared power to dispose 25,265 shares.

(4)	The percentages shown are based on the 17,271,419 shares of our common stock outstanding as of March 17, 2026.

PROPOSAL #1 – ELECTION OF DIRECTORS

Information About Our Directors

Our articles of incorporation, as amended, and bylaws provide that our Board of Directors will consist of between six and fifteen directors, with the exact number of directors determined from time to time by our Board of Directors. Our directors are elected annually to one-year terms. Our Board of Directors currently has twelve members.

Our Board of Directors has nominated the following as directors for election at this year’s annual meeting for one-year terms expiring at the 2027 annual meeting:

●	Michael S. Davenport
●	Michelle L. Eldridge
●	Joseph D. Jones
●	Richard D. MacDonald
●	Michael H. Price
●	David B. Ramaker
●	Raymond E. Reitsma
●	Nelson F. Sanchez
●	Sara A. Schmidt
●	Steven J. Schweihofer
●	Amy L. Sparks
●	Shoran R. Williams

Each of the nominees is presently a director whose term expires at this year’s annual meeting.

Our Board of Directors recommends that you vote FOR each of the twelve nominees named above. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the twelve nominees.

All of the nominees have indicated their willingness to continue to serve. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected, as well as the other nominees. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable. Set forth below is information about the nominees for election as directors. The factual information about each nominee and director has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each should serve on our Board, in light of our business and structure, were determined by our Board or its Governance and Nominating Committee. There are no family relationships among any of our directors, nominees for director and executive officers.

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Nominees for Director

MICHAEL S. DAVENPORT DIRECTOR SINCE 2020 AGE: 56

Mr. Davenport has been a director of Mercantile since 2020 and a member of Mercantile Bank’s Board since 2017. Mr. Davenport was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Mr. Davenport has served as President and Chief Executive Officer of Jireh Metal Products since 2015. Prior to that, he held a variety of positions at major financial institutions, including U.S. Bank, Fifth Third Bank and First Financial Bank. Overall, his background includes over 13 years in the banking industry, holding positions in sales, risk management and community development. Mr. Davenport earned a Bachelor of Science degree in psychology from Xavier University and a Juris Doctor degree from the University of Cincinnati College of Law. Mr. Davenport serves on the Boards of The Right Place, The Right Place Manufacturing Council, The Michigan Manufacturing Technology Center and the Xavier University President's Advisory Council. Mr. Davenport’s background in banking, risk management, law and community development were key factors in our determination that he should be a member of our Board.

MICHELLE L. ELDRIDGE DIRECTOR SINCE 2016 AGE: 60

Ms. Eldridge has been a director of Mercantile since 2016 and a member of Mercantile Bank’s Board since 2014. Ms. Eldridge was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Ms. Eldridge currently serves as a Principal of Clear Ridge Wealth Management (“Clear Ridge”) in Kalamazoo, Michigan, which she co-founded in 2014. Clear Ridge provides integrated wealth management to high-net-worth families and customized investment management to institutional organizations. Prior to founding Clear Ridge, Ms. Eldridge was a Principal of LVM Capital Management for 16 years. Ms. Eldridge is a member of both the Western Michigan University Foundation Investment Committee and the Kalamazoo Valley Community College Foundation Investment Committee and is also on the Finance Committee of Prince of Peace Lutheran Church. She is a CFA® charterholder, Certified Private Wealth Advisor ®, and a graduate of Western Michigan University. Ms. Eldridge served as a director of Keystone Community Bank from 2007 through 2014. Ms. Eldridge's experience as a CFA® charterholder and Registered Investment Advisor, as well as her leadership roles in the communities we serve, were key factors in our determination that she should be a member of our Board.

JOSEPH D. JONES DIRECTOR SINCE 2025 AGE: 55

Mr. Jones has been a director of Mercantile since January 2025 and a member of Mercantile Bank’s Board since 2018. Mr. Jones was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Mr. Jones is a seasoned executive leader who is passionate, strategic-minded, and a servant leader with nearly three decades of experience leading teams and managing diverse organizations and individuals while using an equity lens in the public and private sector. Mr. Jones is proficient in both financial and operations management and is skilled at cultivating and enriching relationships. He has a proven track record of leading, advising, communicating, and collaborating across ethnic/geographic boundaries, and he has also served as senior pastor at Brown Hutcherson Ministries (BHM) since June 2021. Mr. Jones was previously a city commissioner for Grand Rapids, from 2016 to 2022, as well as president and chief executive officer of the Urban League of West Michigan, from 2011 to 2020. Mr. Jones currently serves as VP, West Michigan Engagement for Ferris State University. Mr. Jones also brings an important skill set to our Board due to his expertise as the owner and founder of Hekima Group, a consultancy firm focused on Culture, Communications and Crisis, Strategic and Multicultural Communications, Crisis Management, Executive Coaching, and Corporate Social Responsibility and Social Impact, founded in 2020, all of which were key factors in our determination that he should be a member of our Board.

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RICHARD D. MACDONALD DIRECTOR SINCE 2025 AGE: 55

Mr. MacDonald has been a director of Mercantile since January 2025 and a member of Mercantile Bank’s Board since 2023. Mr. MacDonald was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Mr. MacDonald has served as Chief Operating Officer for the past 21 years of his 35 years with The Hinman Company, a commercial real estate investment, development, and management company. Mr. MacDonald graduated from Western Michigan University with a BBA in Accountancy and a minor in Finance. He currently serves on the Board of Directors for Southwest Michigan First, Discover Kalamazoo, Western Michigan University Foundation Real Estate Committee, Battle Creek Unlimited Direct Investment Fund, and the City of Portage Downtown Development Authorities. Mr. MacDonald is a licensed real estate broker and member of the Commercial Alliance of Realtors in Grand Rapids, Greater Kalamazoo Association of Realtors, and the Commercial Board of Realtors in southeast Michigan. He also holds membership in the International Council of Shopping Centers. Mr. MacDonald’s broad and extensive background in real estate were key factors in our determination that he should be a member of our Board.

MICHAEL H. PRICE DIRECTOR SINCE 1997 Chairman of Mercantile, and of Mercantile Bank, and of EMB AGE: 69

Mr. Price is Chairman of the Boards of Mercantile, Mercantile Bank, and EMB. Mr. Price was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. He has over 45 years of commercial banking experience and co-founded Mercantile Bank in 1997. Mr. Price retired as the President and Chief Executive Officer of Mercantile and Chief Executive Officer of the Bank on January 1, 2017, positions he had held since 2007. Mr. Price served as President and Chief Operating Officer of Mercantile and Mercantile Bank in 1997 and 1998, and as President and Chief Operating Officer of Mercantile and President and Chief Executive Officer of Mercantile Bank from 1999 to June of 2007. From 2005 to 2007, he served on the Board of Directors of the Federal Home Loan Bank of Indianapolis. Mr. Price also held leadership positions on the Boards of Metro Health Corporation, Aquinas College, Habitat for Humanity of Kent County, Project Rehab and Network180. Mr. Price was the founding President of our organization and has demonstrated excellent leadership qualities and a strong understanding of the fundamentals of our industry. These attributes led us to conclude that he should be a member of our Board.

DAVID B. RAMAKER DIRECTOR SINCE 2020 AGE: 70

Mr. Ramaker has been a director of Mercantile since 2020 and a member of Mercantile Bank’s Board since 2020. Mr. Ramaker was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Mr. Ramaker retired from Chemical Financial Corporation and Chemical Bank in 2017. Mr. Ramaker was the Chairman, President and Chief Executive Officer of Chemical Financial Corporation and Chemical Bank from 2006 until its merger with Talmer Bank Corporation in 2016. He served as President and Chief Executive Officer of Chemical Financial Corporation and Chemical Bank from 2001 through June of 2017. He joined Chemical Bank in 1989 as Vice President of Commercial Lending. Prior to that, he held a variety of banking positions with financial institutions in Texas from 1977 through 1989. Mr. Ramaker holds a bachelor’s degree with a major in finance and minor in accounting from Southern Methodist University. Mr. Ramaker, as a former Chief Executive Officer of a publicly traded financial company, brings extensive governance, banking industry experience and strong leadership qualities, which were key factors in our determination that he should be a member of our Board.

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RAYMOND E. REITSMA DIRECTOR SINCE 2023 President & Chief Executive Officer of Mercantile and of Mercantile Bank and Chief Executive Officer of EMB AGE: 63

Mr. Reitsma has been a director of Mercantile since 2023 and a member of Mercantile Bank’s Board since 2020. Mr. Reitsma was appointed a member of EMB’s Board and Chief Executive Officer of EMB, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Mr. Reitsma was appointed President and Chief Executive Officer of Mercantile and of Mercantile Bank, effective June 1, 2024, previously serving as Executive Vice President of Mercantile since May 24, 2018, and served as Chief Operating Officer of Mercantile from January 1, 2022, through December 31, 2023. He has been with Mercantile Bank for over 20 years, beginning with his initial role as a Commercial Loan Manager in 2003. In June 2015, Mr. Reitsma was appointed as Mercantile Bank’s West Region President and became President of Mercantile Bank on January 1, 2017. Mr. Reitsma’s areas of responsibility have included commercial lending, treasury/cash management, mortgage lending, operations, risk management, retail/branches, and credit administration. Mr. Reitsma was also instrumental in the preparation, transition and integration periods surrounding the merger with Firstbank Corporation. Mr. Reitsma currently serves on the Kent Community Hospital Finance Authority, The Right Place Board of Directors and its Finance Committee, and the Advisory Council of The Mill Steel Company. Additionally, he serves on the Advisory Council of DA Blodgett/St. John’s Home and has done so since 2011. Previously, Mr. Reitsma served on the local boards of the American Heart Association, and the Pine Rest Foundation for six years, including two years as Treasurer, and was Chair of the Mel Trotter capital campaign. Mr. Reitsma graduated from Calvin College with a B.A. in Business Administration and holds an MBA in Finance from Michigan State University. Mr. Reitsma’s extensive tenure and dynamic leadership roles with the Company as well as his extensive commercial banking experience were key factors in our determination that he should be a member of our Board.

NELSON F. SANCHEZ DIRECTOR SINCE 2024 AGE: 61

Mr. Sanchez has been a director of Mercantile since 2024 and a member of Mercantile Bank’s Board since 2022. Mr. Sanchez was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Mr. Sanchez is a strong finance executive with broad strategic leadership experience in all aspects of finance, operations, marketing and general management. He is the Chief Executive Officer of RoMan Manufacturing, Inc. (“RoMan”). Mr. Sanchez joined RoMan as Chief Financial Officer in 2013, became Chief Operating Officer in 2016, President in January of 2023 and was appointed as Chief Executive Officer in June of 2023. Before joining RoMan, he held executive positions in finance, marketing, and management in various companies, including Deloitte, Windquest Companies, Ridgeview Industries, and Kaydon Corporation. Mr. Sanchez is a Certified Public Accountant, fluent in Spanish and has an extensive background in strategic leadership and diversity training. He serves on various boards and committees in the West Michigan community, including the Grand Rapids Chamber of Commerce Foundation Board as Board Chair and Trillium Living Services/Holland Home as Board Chair. He is Board Chair for SignComp Inc. and an advisory board member for Grand Rapids Chair Company. Mr. Sanchez’s experience in a variety of business sectors encompassing domestic, international, private, public, and family-owned organizations, along with his financial expertise as a Certified Public Accountant, led us to conclude that he should serve on our Board.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 19

SARA A. SCHMIDT DIRECTOR SINCE 2025 AGE: 44

Ms. Schmidt has been a director of Mercantile since January 2025 and a member of Mercantile Bank’s Board since 2023. Ms. Schmidt was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Ms. Schmidt is the Chief Information Security Officer at US Foods and responsible for ensuring the security, integrity, and availability of the company’s organizational systems, people and processes, a position she has held since 2022. Immediately prior, from 2015 to 2022, Ms. Schmidt worked as Chief Information Security Officer for Farmers Insurance. Ms. Schmidt also sits on the Technology Leadership Team, tasked with providing efficient and secure technology access to employees and customers. Since 2017, Ms. Schmidt has served as vice chair of the West Michigan Tech Talent Council, and since 2020, has served as an executive sponsor of the West Michigan Cyber Security Consortium. She also has extensive knowledge of enterprise business continuity, technology risk mitigation (for example, AI and other emerging trends) and IT compliance. Ms. Schmidt’s business acumen and specialized expertise in technology and information security were factors supporting our determination that she would be a valuable member of our Board.

STEVEN J. SCHWEIHOFER DIRECTOR SINCE 2025 AGE: 54

Mr. Schweihofer has been a member of EMB’s Board since 2021. Mr. Schweihofer was appointed as a director of Mercantile and Mercantile Bank, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. From February 2019 to the present, Mr. Schweihofer has served on the Board of Directors of Foster Blue Water Oil, a fuel services and C-Store company located in Richmond with operations throughout eastern Michigan. In January 2003, Mr. Schweihofer was a founding member of Foster Blue Water Oil and served as its Chief Financial Officer until February 2019. Mr. Schweihofer is actively involved in his local community, serving as treasurer of the SC4 Foundation since 2019, and St. Vincent DePaul and Ecumenical Food Pantry, St Clair chapter since 2005. He has also served as a Trustee of the Community Foundation of St Clair County since 2019, and has served on its Finance and C3 committees since 2015. Mr. Schweihofer was the varsity golf coach for Marysville High School from 2021 to 2024. Mr. Schweihofer received his Bachelor of Science in Accounting from Western Michigan University. Our Board determined Mr. Schweihofer would be a valuable member due to his significant board and financial leadership experience, including serving as Chief Financial Officer and director of multiple organizations, as well as active involvement in community finance committees.

AMY L. SPARKS DIRECTOR SINCE 2023 AGE: 53

Ms. Sparks has been a director of Mercantile since October of 2023 and a member of Mercantile Bank’s Board since 2022. Ms. Sparks was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Ms. Sparks is a seasoned executive, investor, and Certified Public Accountant with more than 30 years of leadership experience across manufacturing, finance, and real estate. Ms. Sparks has been the Owner, President, and Chief Executive Officer of JDALS Enterprises Inc. (f/k/a Nuvar Inc.), a Michigan-based manufacturing company specializing in finished product contract manufacturing for the office furniture, health care, education, appliance and transportation industries, since 2018. Ms. Sparks currently serves on the Grand Valley State University Seidman School of Business Dean's Advisory Board and actively mentors leaders through several non-profit organizations. With a strong foundation in finance and governance, Ms. Sparks brings deep expertise in strategic planning, capital allocation, and organizational development. Her extensive executive experience, financial acumen, and commitment to principled leadership were key factors in her selection to serve on the Board.

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SHORAN R. WILLIAMS DIRECTOR SINCE 2025 AGE: 57

Ms. Williams has been a director of Mercantile since January 2025 and a member of Mercantile Bank’s Board since 2020. Ms. Williams was recently appointed a member of EMB’s Board, effective December 31, 2025, in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB. Ms. Williams has been practicing law for over 30 years with litigation practice experience in the areas of administrative law, employment discrimination law, civil litigation, appellate law, personal injury, and family law. She is currently a member of the legal team at Pinsky Smith, LLC, joining in 2024. From 2022 to 2023, she was general counsel and chief regulatory officer at Fluresh LLC. From 2019 to March 2022, she served as senior counsel chair over the cannabis practice group at Miller Johnson.  As an experienced lead attorney, she is adept at working with a wide range of clients and has successfully obtained favorable results in state and federal courts and before government agencies. Ms. Williams is a member of the American Bar Association, the State Bar of Georgia, the State Bar of Michigan, and the Grand Rapids Bar Association. Ms. Williams has also served as an adjunct professor at Florida Coastal School of Law, where she created and taught the Personal Injury Law course in addition to Pre-Trial Litigation and Contract courses. In addition, Ms. Williams is active in initiating, participating, and moderating diversity and inclusion initiatives, and served on the Governing Board of the Meritas Black Lawyer’s Leadership Forum. Ms. Williams’ extensive experience in the legal industry, both in private practice and as an in-house general counsel and chief regulatory officer, together with her leadership on issues of racial and cultural diversity, led us to determine she would be a valuable member of our Board.

Information About Our Executive Officers

Our Executive Officers are listed in the table below:

Executive Officer Name	Title
Raymond E. Reitsma	President and Chief Executive Officer of Mercantile and of Mercantile Bank, and Chief Executive Officer of EMB
Mark S. Augustyn	Executive Vice President, Chief Commercial Banking Officer of Mercantile Bank
Charles E. Christmas	Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, Executive Vice President and Chief Financial Officer of Mercantile Bank, and Chief Financial Officer of EMB
Brett E. Hoover	Executive Vice President, Chief Human Resource Officer of Mercantile and of Mercantile Bank
Scott P. Setlock	Executive Vice President, Chief Operating Officer and Secretary of Mercantile and of Mercantile Bank
Tara M. Randall	Executive Vice President, Chief Experience Officer of Mercantile Bank

Mr. Reitsma is also a member of our Board of Directors, and information regarding his business experience is described above under the heading “Election of Directors.” The business experience for Mr. Augustyn, Mr. Christmas, Mr. Hoover, Ms. Randall, and Mr. Setlock for at least the past five years is summarized below. Our Executive Officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of the shareholders. Their terms of office are at the discretion of our Board of Directors.

Executive Officers

Mark S. Augustyn, age 57

Executive Vice President, Chief Commercial Banking Officer of Mercantile Bank

Mr. Augustyn was appointed as Executive Vice President, Chief Commercial Banking Officer of Mercantile Bank in January 2025 and is one of the founding lending officers of Mercantile Bank. He previously served as a Commercial Banker from 1997 to 2007, Commercial Loan Manager from 2007 to 2015, Regional Commercial Loan Manager from 2015 to 2017, and Chief Lending Officer from 2017 to 2024. In his current role, Mr. Augustyn oversees all facets of the commercial banking division. Mr. Augustyn has served on the boards of Bethany Christian Services, Blandford Nature Center, Crossroads Bible Church, 100 Businesses that Care and Mission Field. He holds a B.A. in Finance and an MBA from Grand Valley State University.

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Charles E. Christmas, age 60

Executive Vice President, Chief Financial Officer and Treasurer of Mercantile, Executive Vice President and Chief Financial Officer of Mercantile Bank, and Chief Financial Officer of EMB

Mr. Christmas joined Mercantile Bank in 1998 and has over 38 years of banking experience. Before being promoted to his current position as Executive Vice President and Chief Financial Officer of Mercantile and Mercantile Bank, Mr. Christmas served as Senior Vice President and Chief Financial Officer of Mercantile and Mercantile Bank from 2000 to 2015. Mr. Christmas was also appointed as Chief Financial Officer of EMB in connection with Mercantile’s acquisition of Eastern Michigan Financial Corporation and EMB on December 31, 2025. Mr. Christmas also serves as Treasurer of Mercantile, a position he has held since 2000. Prior to joining Mercantile, he examined various financial institutions for over ten years while serving as a bank examiner with the Federal Deposit Insurance Corporation (“FDIC”). He began his tenure with the FDIC upon his graduation from Ferris State University. Mr. Christmas holds a Bachelor of Science degree in Accountancy. Mr. Christmas serves on the Michigan Bankers Association Funds Management Committee, is an instructor at the Michigan Bankers Association Perry School of Banking, is a member of the Ferris State University College of Business Advisory Board and serves as a Board member and Finance Committee member of the Frederik Meijer Gardens & Sculpture Park and the Make-A-Wish Foundation of Michigan.

Brett E. Hoover, age 55

Executive Vice President, Chief Human Resource Officer of Mercantile and of Mercantile Bank

Mr. Hoover was appointed as Executive Vice President, Chief Human Resource Officer of Mercantile and Mercantile Bank on January 1, 2024. Previously, Mr. Hoover was Senior Vice President, Human Resource Director of Mercantile Bank from March 2022 to December 2023, and prior to that, held the role of Human Resource Associate Director from 2020 to 2022. Mr. Hoover joined Mercantile Bank in 2006 as a Vice President, Human Resource Administrator and is a Society for Human Resource Management - Senior Certified Professional.  In addition, he has the Group Benefit Associate (“GBA”) certification. Mr. Hoover serves the local community as the President of the Board of IKUS Life Enrichment Services. He also serves as a Director for the Michigan Bankers Workers Compensation Fund.  Mr. Hoover has previously served on the Board of Grand Rapids Opportunities for Women (“GROW”). He holds a master’s degree in management from Aquinas College.

Tara M. Randall, age 47

Executive Vice President, Chief Experience Officer of Mercantile Bank

Ms. Randall is Executive Vice President, Chief Experience Officer of Mercantile Bank, a role she has held since January 2024. She previously served as the Chief Retail Banking Officer and has held various roles within the Branch and Retail Operations areas of Mercantile Bank since joining the company in 2001. In her current role, she leads the strategic direction of Mercantile Bank's Retail, Digital, and Marketing teams. Ms. Randall has served on the West Michigan Advisory Council for Michigan Women Forward since 2019 and holds a B.A. in Mathematics and General Business from Grand Valley State University.

Scott P. Setlock, age 44

Executive Vice President, Chief Operating Officer and Secretary of Mercantile and of Mercantile Bank

Mr. Setlock was appointed to the role of Executive Vice President, Chief Operating Officer and Secretary of Mercantile effective January 1, 2024, and has served in those positions at Mercantile Bank since January 1, 2022. In his 21-year tenure with Mercantile Bank, Mr. Setlock has held roles within Commercial Credit, Commercial Credit Management, Commercial Lending and Mortgage Lending Management. He maintains an active role in the community, serving on the Board and Executive Committee of Junior Achievement of the Michigan Great Lakes and on the Board and Finance Committee of North Kent Connect. Mr. Setlock has previously served as an Adjunct Professor of Bank Management at the Seidman College of Business at Grand Valley State University, on the Board and Executive Committee of the Seidman Alumni Board and on the Seidman Finance Advisory Committee. Other prior community service includes holding the role of Board Chair at In the Image for six years and serving on the Heart of West Michigan United Way Campaign Cabinet overseeing the Finance Division. Mr. Setlock graduated from Grand Valley State University with a BBA and an MBA in Finance and Economics. He is also a graduate of the American Banking Association Stonier Graduate School of Banking and associated Wharton leadership programs.

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CORPORATE GOVERNANCE

Director Independence

Applicable NASDAQ rules require that a majority of our Board of Directors be independent. In March of 2026, our Board of Directors reviewed the independence of our directors and determined that each of the directors, including those nominated for election at the annual meeting, are independent as defined by applicable NASDAQ rules, with the exception of Mr. Reitsma, who currently serves as President and Chief Executive Officer of Mercantile. Further, in making independence determinations, our Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. While the Board has determined that Mr. Price is independent under applicable NASDAQ and SEC rules, the Board has elected not to place Mr. Price on any of our Committees due to the policies of certain institutional shareholders against a former company Chief Executive Officer occupying such a position.

Board Meetings

During 2025, our Board of Directors held a total of thirteen meetings. During 2025, each director attended at least 78% of the meetings of our Board and its Committees on which he or she then served.

Our Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the shareholders. All of our directors then serving on our Board attended last year’s annual meeting, with the exception of David Cassard, who retired from our Board as of the date of the meeting.

Board Committees

Our Board of Directors has, and appoints members to, three standing Committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of these Committees, as of March 17, 2026, was as follows:

DIRECTOR NAME	Audit Committee	Compensation Committee	Governance & Nominating Committee
Michael S. Davenport*	M	M	M
Michelle L. Eldridge	M	C	M
Joseph D. Jones	—	M	—
Richard D. MacDonald	—	—	M
David B. Ramaker	M	M	C
Nelson F. Sanchez	M	M	M
Sara A. Schmidt	M	—	—
Steven J. Schweihofer	M	—	—
Amy L. Sparks	C	M	M
Shoran R. Williams	M	—	—
TOTAL MEETINGS IN 2025	4	6	3

* Executive Session Facilitator (ESF)

C = Chairperson

M = Member

Each of the members of these Committees is an independent Director as defined by applicable NASDAQ and the SEC rules. Each of these Committees has a charter that has been approved by our Board of Directors and is available on our website, https://ir.mercbank.com.

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AUDIT COMMITTEE

Committee Members:	Primary Responsibilities:
Michael S. Davenport	■	The Audit Committee has eight members and met four times in 2025.
Thomas D. Dickinson* Michelle L. Eldridge David B. Ramaker	■

The Audit Committee assists our Board of Directors in overseeing our financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of our independent registered public accounting firm.

Nelson F. Sanchez Sara A. Schmidt Steven J. Schweihofer	■

Our Board of Directors has determined that Ms. Eldridge, Mr. Ramaker, Mr. Sanchez, Ms. Sparks, and Mr. Schweihofer, who are members of the Audit Committee, are qualified as “audit committee financial experts,” as that term is defined in the rules of the SEC.

Amy L. Sparks (Chair) Shoran R. Williams Meetings Held in 2025: 4 * Mr. Dickinson retired from the Committee effective May 22, 2025.	■	More information about the Audit Committee is included below under the heading “Audit Committee Report.”

COMPENSATION COMMITTEE

Committee Members:	Primary Responsibilities:
Michael S. Davenport	■	The Compensation Committee has six members and met six times in 2025.
Michelle L. Eldridge (Chair) Joseph D. Jones	■	The Compensation Committee assists our Board of Directors in carrying out its responsibilities relating to compensation and benefits for our directors, officers, and employees.
David B. Ramaker Nelson F. Sanchez	■	The Compensation Committee reviews and approves the goals and objectives relating to the compensation of our executive officers and evaluates the performance of the Chief Executive Officer.
Amy L. Sparks Meetings Held in 2025: 6	■

The Compensation Committee determines or recommends to our Board for determination, all elements of compensation for our executive officers and considers the results of the most recent advisory vote of the shareholders on executive compensation in making compensation determinations and recommendations.

■

The Compensation Committee reviews the Company’s compensation of its directors, including cash and equity-based compensation and benefits, and recommends or makes changes in compensation for directors.

■

The Compensation Committee reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking; administers and makes awards under our stock-based incentive plans for directors, officers and employees, to the extent provided for in the plans; and has sole discretion in retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser (each, a “Compensation Adviser”), and the direct responsibility for the appointment, compensation and oversight of the work of any Compensation Adviser it retains.

	■	The Compensation Committee Charter grants the Compensation Committee the authority, in its discretion, to delegate appropriate matters to subcommittees of the Compensation Committee.

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GOVERNANCE AND NOMINATING COMMITTEE

Committee Members:	Primary Responsibilities:
Michael S. Davenport	■	The Governance and Nominating Committee has six members and met three times in 2025.
Michelle L. Eldridge Richard D. MacDonald David B. Ramaker (Chair) Nelson F. Sanchez Amy L. Sparks	■

The Governance and Nominating Committee advises our Board of Directors regarding identification, evaluation, and selection of Board members and candidates nominated to the Board. It also makes recommendations to our Board of Directors regarding the composition, leadership and duties of the Board’s Committees.

■

The Governance and Nominating Committee is responsible for the oversight of environmental, social and governance matters, by reviewing reports, discussing key initiative updates with management and providing guidance and ensuring the appropriateness of the Company’s strategies and goals.

Meetings Held in 2025: 3	■

The Governance and Nominating Committee organizes and conducts an annual performance evaluation of the Board and its Committees and an assessment of each individual director’s performance, reporting the results to the Board of Directors.

■

The Governance and Nominating Committee is responsible for the development and recommendation to the Board of Directors of the Corporate Governance Guidelines for the Company. The Governance and Nominating Committee reviews the Corporate Governance Guidelines at least once a year, recommending changes as necessary to reflect sound governance practices. The Governance and Nominating Committee monitors compliance with the Corporate Governance Guidelines.

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Board Leadership Structure

Our Board is led by Michael H. Price, Chairman of the Board. Mr. Price is an independent director under applicable NASDAQ and SEC standards. The decision as to who should serve as Chairman of the Board, and who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is properly the responsibility of our Board. The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs. The Board believes that the most effective leadership structure for us at this time is for the roles of Chairman of the Board and Chief Executive Officer to be separate, and these roles are currently served by Mr. Price and Mr. Reitsma, respectively. The Board believes that this leadership structure promotes strategy development and execution and facilitates information flow between management and the Board. As the non-executive Chairman, Mr. Price acts as the key liaison with the Chief Executive Officer, sets the agendas for Board meetings, presides over meetings of the Board and the shareholders, communicates the Board of Directors’ feedback to the Chief Executive Officer and communicates on behalf of the Board with various constituencies involved with the Company.

Unlike many companies, our Board of Directors does not have an Executive Committee through which a Chief Executive Officer and Chairman of the Board are able to undertake decisions without the participation of the full Board of Directors. Instead, our Board of Directors accomplishes most of its corporate governance role, including new director and succession planning, through its Committees, which are chartered to undertake significant activities and are made up entirely of independent directors.

In addition, our independent directors participate in at least two executive sessions during the year, in which our non-independent directors do not participate. Any independent director may request additional executive sessions at any meeting. Our executive sessions are led by our executive session facilitator, who is an independent director recommended by our Governance and Nominating Committee and appointed by our Board. Our executive session facilitator is responsible for setting the agenda for executive sessions and leading them. Our current executive session facilitator is Michael S. Davenport.

Board Role in Risk Oversight

Our Board and Audit Committee oversee our risk management practices. In carrying out these responsibilities, our Board appointed Jeffrey Kaiser as our Chief Risk Officer. Our Chief Risk Officer, with supervision from our Board, is responsible for the definition, structure, implementation, and coordination of our risk management plan. Our Chief Risk Officer reports to the Chief Legal Officer and meets at least quarterly with our Board and Board Committees to discuss the topics specified below.

Our Chief Risk Officer is the Chair of our Enterprise Risk Management (“ERM”) Committee. The ERM Committee is comprised of senior management, and its purpose is to provide high-level attention and coordination to the risk management process and to discuss and address significant risks that we face. The Board of Directors reviews and discusses the Enterprise-Wide Risk Assessment Report on a quarterly basis with the Chief Risk Officer. Further, the Banks’ compliance management programs include training, monitoring, policies, procedures and routine oversight to mitigate risks. Regulatory implementation processes, new product reviews, change management processes, and a complaint review process contribute to the strength of our controls. We monitor our risk factors continuously, formally documenting risk and control assessments on each factor on a quarterly basis, maintaining historical documentation along with an analysis of the projected and desired risk outcomes and any projected risk discrepancy. We regularly consult with our independent audit firm, legal counsel, independent investment banking firms and regulators to anticipate emerging risks and mitigate future threats.

We have a Disclosure Committee, comprised of key members of business units and departments, that quarterly reviews controls and procedures. The Internal Audit Director provides updates on the Disclosure Committee activities to the Audit Committee at each of their regularly scheduled meetings.

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Our Chief Risk Officer prepares annual reports assessing risks associated with our compensation plans. The Compensation Committee, with the advice of the Chief Risk Officer, assesses whether our compensation plans encourage taking unnecessary and excessive risks that threaten our value, or encourage the manipulation of reported earnings to enhance the compensation of any employee.

Cybersecurity and Data Privacy

Mercantile considers safeguarding company and customer information to be among its highest priorities. The Board is responsible for reviewing and approving the Information and Cyber Security Program and Policy (“ICSPP”) and Information and Cyber Security Incident Response Policy (“ICSIRP”) at least annually and monitoring material risks facing our Company.

The Board has tasked a senior management team (“SMT”) with overseeing efforts to develop, implement and maintain the ICSPP. The SMT designates a chief information security officer (“CISO”) who also serves as the incident response team (“IRT”) leader. The CISO reports to both the SMT and Technology Oversight Committee, which is comprised of members of the Board and management.

The CISO is responsible for leading company-wide cybersecurity strategy, policy, standards, architecture, and processes. The CISO is charged with all logical security related matters, which include but are not limited to PC/server security, network security, internet security, and database and application security. Our ICSIRP is based on applicable federal and state laws as well as cybersecurity incident response best practices. The purpose of the ICSIRP is to define procedures for reporting and responding to cybersecurity incidents. It creates objectives for actionable procedures that can be measured, evaluated, scaled and revised as necessary for each specific incident. These objectives include maximizing the effectiveness of the Company's operations through an established plan of action and assigning responsibilities to appropriate personnel and/or third-party contractors.

The Company has engaged a third-party managed detection and response-company to monitor the security of its information systems around-the-clock, including intrusion detection, and to provide instantaneous alerting should a cybersecurity event occur. If a cybersecurity threat or cybersecurity incident is identified through the Company’s information systems, the CISO and IRT will take immediate steps to mitigate the threat and assess any damages. Upon report from the CISO, the SMT will evaluate the materiality of the cybersecurity threat or cybersecurity incident to determine if any public disclosures are required under the Security and Exchange Commission’s cybersecurity disclosure rule. If deemed necessary, third-party consultants, legal counsel, and assessors will be engaged to evaluate the materiality assessment.

As part of its oversight responsibilities, the Board of Directors is responsible for discussing with the SMT our major risk exposures, such as cybersecurity, and the steps management has taken to monitor and control those exposures, including our risk assessment and risk management policies. The Board also monitors our compliance with legal and regulatory requirements and the risks associated therewith. On a regular basis, the Board reviews, with the SMT, significant areas of risk exposure involving cybersecurity. The CISO prepares reports on IT general controls and cybersecurity metrics for the SMT and Board on a regular basis, and the CISO presents those reports to the SMT and Board and addresses any questions and concerns raised by the SMT and Board. At least annually, the Board meets with the CISO in person to discuss cybersecurity in greater detail.

Nominee Selection

The Governance and Nominating Committee considers candidates who are recommended by its members, by other Board members, by shareholders, and by management. Although the Governance and Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. In evaluating a candidate for recommendation as a director nominee, the Governance and Nominating Committee will consider such matters as it deems appropriate, including the candidate's personal and professional integrity, business judgment, diversity, relevant experience and skills, and potential to be an effective director in collaboration with the rest of our Board of Directors, collectively serving the long-term interests of our shareholders. The Governance and Nominating Committee considers diversity as one of many important aspects as it evaluates director candidates for both of the Boards. Mercantile is committed to fostering, cultivating and preserving a culture of respect and dignity for each individual. We believe that embracing human diversity makes the organization stronger and reflective of the communities we serve. The Governance and Nominating Committee considers gender, racial and ethnic diversity to be an asset when identifying director candidates. Currently, more than 50% of our Board members possess characteristics of racial and gender diversity, our Audit Committee and Compensation Committee are each chaired by a female director and our Executive Session Facilitator identifies as a diverse director.

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The Governance and Nominating Committee will consider as potential nominees persons recommended by shareholders, provided they comply with the advance notice and other requirements set forth in our articles of incorporation, as amended. Recommendations should be submitted to the Governance and Nominating Committee in care of the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. The Governance and Nominating Committee does not evaluate potential nominees for directorship differently based on whether they are recommended by a shareholder.

Board Diversity

Mercantile is committed to fostering, cultivating, and preserving a culture of respect and dignity for each individual. We believe that embracing human diversity makes us a better organization. The Governance and Nominating Committee considers gender, racial and ethnic diversity to be an asset when identifying director candidates. More than 50% of our Board members possess characteristics of racial and gender diversity, our Audit Committee and Compensation Committee are each chaired by a female director and our Executive Session Facilitator identifies as a diverse director. The Governance and Nominating Committee considers diversity as one of many important aspects as we contemplate director candidates for our Board. We also believe that the composition of our Board has consistently demonstrated diversity as defined by viewpoint, background, geographic representation and professional experience.

Communications with Directors

Shareholders and other persons may send communications to members of our Board of Directors who serve on the Audit Committee by utilizing the webpage on our website, https://ir.mercbank.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the Chair of the Audit Committee. Communications that relate to functions of our Board of Directors or its Committees, or that either of them believes requires the attention of members of our Board of Directors, are provided to the entire Audit Committee and reported to our Board of Directors by a member of the Audit Committee. Directors may review a log of these communications and request copies of any of the communications.

Code of Ethics and Insider Trading Policy

We have adopted a written Code of Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer, and those of our subsidiaries. We have posted a copy of the code on our website, https://ir.mercbank.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained in, or accessible through, our website does not constitute part of this proxy statement.

We have also adopted an Insider Trading Policy that prohibits directors, officers and employees of the Company and its subsidiaries from purchasing or selling any Company security while in possession of material non-public information about the Company. We have posted a copy of the policy on our website, https://ir.mercbank.com under Investor Relations/Overview/Governance Documents. The policy also prohibits the directors, executive officers, and employees of the Company and its subsidiaries, including members of the strategic planning team and Asset/Liability Management Committee, and their related persons, from hedging our stock, engaging in short sales or buying or selling put or call options on our stock, or holding our stock in margin accounts. Further, the policy prohibits executive officers and directors of Mercantile and its subsidiaries from pledging our stock as collateral for a lending relationship without first submitting the facts and circumstances of the proposed pledge to an appointed compliance officer and obtaining prior approval of the Governance and Nominating Committee. The policy allows the Governance and Nominating Committee to either reject the proposed pledge, permit the proposed pledge, or place conditions upon the proposed pledge, as it deems prudent to protect the interests of Mercantile and its shareholders.

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Human Rights Policy

We have adopted a written Human Rights Policy that applies to the Company and its subsidiaries. A copy of the Human Rights Policy is located on our website, https://ir.mercbank.com, under Investor Relations/Overview/Governance Documents. Mercantile recognizes the important responsibility to respect human rights and is fully committed to bringing products and services to the markets served, respecting human rights, and adding value to all the relationships that are built. Each member of the team shall be accorded the utmost respect, and all will be given equal opportunity and encouragement to achieve their full potential. Mercantile believes in the principles of equality and non-discrimination, is committed to treating all individuals with respect and dignity and works to promote the opportunity for all people throughout the organization to exercise and enjoy their fundamental human rights. This is done in accordance with Mercantile’s endorsement of the United Nations Guiding Principles on Business and Human Rights and the United Nations Sustainable Development Goals.

Environmental Policy

We have adopted a written Environmental Policy that applies to the Company and its subsidiaries. We have posted a copy of the Environmental Policy on our website, https://ir.mercbank.com, under Investor Relations/Overview/ Governance Documents. The primary goal of Mercantile’s environmental posture is to minimize, to the extent possible, our adverse impacts to the natural world as we carry out our mission to our stakeholders. We recognize that everyone depends on the health of the planet in order to thrive.

Community Supplier Program Policy and Supplier and Vendor Code of Conduct

We have adopted a written Community Supplier Program Policy that applies to the Company and its subsidiaries and a Supplier and Vendor Code of Conduct that applies to all our suppliers and vendors. We have posted a copy of the Community Supplier Program Policy on our website, https://ir.mercbank.com, under Investor Relations/Overview/ Governance Documents. The purpose of Mercantile’s Community Supplier Program is to identify the best suppliers, support our competitive pledge of excellence, ensure customer satisfaction, increase sustainability, and promote diversity, innovation and social responsibility while reflecting, supporting and creating a positive economic impact in the communities that Mercantile serves.

Anti-Bribery and Anti-Corruption Policy

We have adopted an Anti-Bribery and Anti-Corruption Policy that applies to the Company and its subsidiaries. We have posted a copy of the Anti-Bribery and Anti-Corruption Policy on our website, https://ir.mercbank.com, under Investor Relations/Overview/Governance Documents. Mercantile is committed to doing business with integrity and the highest ethical standards, in accordance with all applicable anti-bribery and anti-corruption laws and regulations. The purpose of the Anti-Bribery and Anti-Corruption Policy is to set standards for the prevention of corruption and bribery, to outline clear guidance for compliance with all applicable anti-bribery and anti-corruption laws and provide direction for the reporting of any suspected violations.

Clawback Policy

We have adopted a Clawback Policy which provides for the recovery of certain incentive compensation in the event of an accounting restatement. Under the Clawback Policy, if the Company’s financial results are restated, due to the Company’s material noncompliance with any financial reporting requirements under securities laws, the portion of any amounts of incentive compensation paid to the Company’s current and former executive officers based on erroneous data will be recouped from those current and former executive officers, as determined by our Compensation Committee. We have posted a copy of the Clawback Policy on our website, https://ir.mercbank.com, under Investor Relations/Overview/ Governance Documents.

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Compensation Committee Interlocks and Insider Participation

None of Mercantile’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of Mercantile or member of the Compensation Committee during fiscal year 2025.

No member of the Compensation Committee has any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

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AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

■	the accounting and financial reporting process;
■	audits of financial statements and internal control over financial reporting;
■	internal accounting and disclosure controls; and
■	the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between Mercantile and its independent registered public accounting firm and carries direct responsibility for the independent registered public accounting firm’s appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

Management is responsible for the preparation, presentation, and integrity of Mercantile’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found. Our independent registered public accounting firm for 2025, Plante & Moran, PLLC (“Plante & Moran”), was responsible for auditing Mercantile’s financial statements and internal control over financial reporting and for reviewing its unaudited quarterly financial statements.

The Audit Committee reviewed with Plante & Moran the overall scope and plan of the audit. In addition, the Audit Committee met with Plante & Moran, with and without management present, to discuss the results of Plante & Moran’s audit, its evaluation of Mercantile’s internal control over financial reporting, the overall quality of Mercantile’s financial reporting and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received from, and discussed with, Plante & Moran the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as amended.

The Audit Committee has discussed with Plante & Moran that firm’s independence from management and Mercantile and has received from Plante & Moran the written disclosures and the letter required by applicable requirements of the PCAOB regarding Plante & Moran’s communications with the Audit Committee concerning independence. The Audit Committee has also considered the compatibility of audit related and tax services with Plante & Moran’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025, with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Additionally, the Audit Committee evaluates the performance of Mercantile’s independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Audit Committee confirms that the most recent PCAOB inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Mercantile’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit Committee also considers: (i) the quality, efficiency and cost-effectiveness of the previous services rendered by the current auditors; (ii) the auditor’s technical expertise and knowledge of Mercantile’s operations and industry; and (iii) the effectiveness of the auditor’s audit plan and communication with management.

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Audit Committee Michael S. Davenport Michelle L. Eldridge David B. Ramaker Nelson F. Sanchez Sara A. Schmidt Steven J. Schweihofer Amy L. Sparks, Chair Shoran R. Williams

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Compensation Committee Michael S. Davenport Michelle L. Eldridge, Chair Joseph D. Jones David B. Ramaker Nelson F. Sanchez Amy L. Sparks

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation that will attract and retain executive talent. Our Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increasing shareholder value over the long term. The design of executive compensation programs affects all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all our employees.

We believe that the compensation of our executive officers should reflect their performance as a management team and as individuals. By setting key operating objectives, such as growth in revenues, growth of operating earnings and earnings per share, and growth or maintenance of market share, we expect to be successful in providing increasing value to our shareholders. We believe that the performance of our executive officers in managing our business, when considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on short-term results, whether favorable or unfavorable, but rather on long-term operating results which truly reflect the ability of our executives to manage our business. Long-term gains in shareholder value will be reflected in executive compensation through our stock-based compensation and other equity incentive programs.

Our policy for allocating between currently paid and long-term compensation is to provide adequate base compensation to attract and retain personnel, while offering incentives to maximize long-term value for our shareholders. We provide cash compensation in the form of a base salary to meet competitive salary norms and reward good performance on an annual basis, and, in years when the Compensation Committee determines it appropriate, in the form of bonus compensation to reward superior performance against short-term goals. We provide stock-based compensation to reward superior performance against specific objectives and long-term strategic goals.

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Our Compensation Committee reviews and takes into consideration elements such as the following in setting compensation policies:

●

peer group comparisons with our financial performance, including net interest margin, efficiency ratio, return on average assets, return on average equity, shareholder returns, stock price, stock price to earnings ratios and stock yield;

●

strategic planning effectiveness and attainment of strategic goals, ability to react to changing markets and conditions, leadership and vision provided to employees and other stakeholders, and succession planning and effectiveness;

●	regulatory requirements and results of audits and examinations;
●	amount of time and effort expended by employees for our communities;
●	rate of employee turnover;
●	content and effectiveness of our employee training;
●	results of any employee surveys;
●	general attitude of employees;
●	ability to retain and attract new employees;
●	any customer complaints that come to our attention;
●	level and commitment of our executive officers to our communities; and
●	financial commitment to our communities.

Our Compensation Committee’s goal is to establish salary compensation for the executive officers based upon our operating performance relative to comparable peer companies over a three-year period. In setting base salaries, consideration is given to salary compensation of executive officers with comparable qualifications, experience and responsibilities at financial institutions within our peer group.

Our Compensation Committee may engage an independent compensation consultant periodically to conduct a competitive analysis of our executive compensation program relative to the market. In 2024, the Compensation Committee engaged AON to provide a market analysis of our executive compensation program, including base salary, target annual incentive, target total cash compensation, long-term incentives, and total direct compensation. The Compensation Committee concluded that AON is independent under applicable SEC and NASDAQ rules, based on the Committee’s review of the services provided to the Committee and information provided by AON, and concluded that no conflict of interest existed that would prevent AON from independently advising the Compensation Committee.

The peer group of companies, which was utilized by the Compensation Committee as a reference for 2026 and 2025 compensation decisions, is listed below.

2025 AND 2026 PEER GROUP
Byline Bancorp, Inc.	Lakeland Financial Corporation
Community Trust Bancorp, Inc.	Midland States Bancorp, Inc.
Farmers National Banc Corp.	Nicolet Bancshares, Inc.
First Financial Corporation	Peoples Bancorp, Inc.
First Mid Bancshares, Inc.	Old Second Bancorp, Inc.
German American Bancorp, Inc.	Stock Yards Bancorp, Inc.
Horizon Bancorp, Inc.	1st Source Corporation
Independent Bank Corporation

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee will use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as experience, seniority, and individual and Company performance.

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Base Salary

Based on the recommendation of our Compensation Committee, the Board increased the 2024 base salary for Mr. Reitsma by 18.6% based on the transition to his new role, Mr. Christmas by 5.08%, and Mr. Hoover by 25.00%. These increases were promotion and merit based. On June 20, 2024, based on the recommendation of our Compensation Committee, the Board approved an additional increase in the annual base salary of Mr. Reitsma by 15.6% given his promotion to Chief Executive Officer and President of both the Company and Mercantile Bank effective June 1, 2024. On November 21, 2024, based on the recommendation of our Compensation Committee, the Board determined to make base salary adjustments for the executive officers effective in the first payroll period of March 2025, so that officer salary adjustments are made on the same schedule that apply to other employees of Mercantile Bank. Based on the operating performance of the Company, including its performance relative to comparable companies, the qualifications and demonstrated performance of each of the officers, the extent to which the qualifications and performance bring value to shareholders and the communities to which the Company services, and the information presented by independent compensation consultant, AON, the Board increased the 2025 base salary for Mr. Reitsma by 17.07%, Mr. Christmas by 7.00%, Mr. Augustyn by 7.00%, Mr. Setlock by 7.00%, and Mr. Hoover by 7.00% and the 2026 base salary for Mr. Reitsma by 5.99%, Mr. Christmas by 4.99%, Mr. Augustyn by 5.24%, Mr. Setlock by 5.98%, and Mr. Hoover by 5.73%.

Executive Officer Bonus Compensation

For most years, it has been our policy to provide cash bonus awards for eligible executive officers and employees based on predetermined performance goals. We believe that paying such cash awards:

●	promotes the growth, profitability, and expense control necessary to accomplish corporate strategic long-term plans;
●	encourages superior results by providing a meaningful incentive; and
●	supports teamwork among employees.

We adopted bonus plans for our executive officers in each of 2025, 2024, and 2023, as described below.

Bonus Plan for 2025

On March 20, 2025, we adopted an Executive Officer Bonus Plan for 2025 (the “2025 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

Consistent with the previous year’s Executive Officer Bonus Plan, the Compensation Committee determined that it was appropriate to establish a target level of performance for each metric (the “Target Level”) and a maximum level of performance for each metric (the “Maximum Level”). If performance on a metric is at the Target Level, the percentage associated with that metric which would be credited toward the calculation of the bonus pool would be at the Target Percentage shown in the chart below. If performance on a metric is at or above the Maximum Level, the percentage associated with that metric which would be credited toward calculation of the bonus pool would be at the Maximum Percentage shown in the chart below. The amount that would be allocated to the bonus pool under the Plan would depend on the Company’s performance on each of the metrics. If the Company’s performance on each metric is at the Target Level, the amount allocated to the Executive Officer Bonus Pool is $1,071,011 (the “Target Bonus Pool”). The amount allocated to the Executive Officer Bonus Pool would be increased if the Company’s performance on one or more bonus metrics exceeds the Target Level but will not be greater than 150% of the Target Bonus Pool, or $1,606,516 (the “Maximum Bonus Pool”). A linear interpolation would be used to determine the amount allocated to the Executive Officer Bonus Pool in the event that Company performance on one or more metrics falls between the Target Level and the Maximum Level. The bonus pool would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2025.

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The achievement of targets was measured pre-bonus accrual and excluding unbudgeted and one-time/non-core income and expenses, as established by our Compensation Committee:

METRICS FOR THE 2025 EXECUTIVE OFFICER BONUS PLAN

TARGET LEVEL	MAXIMUM LEVEL	METRIC	TARGET	125%	150%	FINAL RESULT	PAYOUT
25.0%	37.50%	Earnings Per Share	$5.40	$5.95	$6.21	$5.84	30.1%
12.5%	18.75%	Return on Assets	1.42%	1.56%	1.63%	1.54%	15.2%
12.5%	18.75%	Net Interest Margin	3.82%	4.05%	4.23%	3.58%	12.5%
12.5%	18.75%	Efficiency Ratio	52.5%	46.5%	43.9%	52.7%	0.0%
12.5%	18.75%	Non-Performing Assets	< 0.50%	< 0.25%	< 0.10%	0.12%	18.1%
25.0%	37.50%	Loans-to-Deposits*	99%	97%	95%	97.5%	29.7%
100%	150%						105.6%

(*) Excluded brokered deposits

The target levels are based on GAAP financial measures.

The award amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2025 salary, not to exceed the amounts shown in the following table:

EXECUTIVE OFFICER	TARGET PERCENTAGE	MAXIMUM PERCENTAGE
Raymond E. Reitsma	60.0%	90.0%
Charles E. Christmas	40.0%	60.0%
Mark S. Augustyn	35.0%	52.5%
Scott P. Setlock	35.0%	52.5%
Brett E. Hoover	30.0%	45.0%

Payments under the 2025 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 105.6% of the targets established in the 2025 Executive Officer Bonus. The bonus pool of $1,037,212 under the 2025 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2025 SALARY
Raymond E. Reitsma	$462,798	63.0%
Charles E. Christmas	$186,501	42.0%
Mark S. Augustyn	$165,460	36.8%
Scott P. Setlock	$129,764	36.7%
Brett E. Hoover	$92,689	31.5%

Payments under the 2025 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

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Bonus Plan for 2024

On July 11, 2024, we adopted an Executive Officer Bonus Plan for 2024 (the “2024 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

AON, the Compensation Committee’s independent compensation consultant, recommended including a “stretch” goal to incent performance in the 2024 Executive Officer Bonus Plan. To that end, the Compensation Committee determined that it was appropriate to establish a target level of performance for each metric (the “Target Level”) and a maximum level of performance for each metric (the “Maximum Level”). If performance on a metric is at the Target Level, the percentage associated with that metric which would be credited toward the calculation of the bonus pool would be at the Target Percentage shown in the chart below. If performance on a metric is at or above the Maximum Level, the percentage associated with that metric which would be credited toward calculation of the bonus pool would be at the Maximum Percentage shown in the chart below. The amount that would be allocated to the bonus pool under the Plan would depend on the Company’s performance on each of the metrics. If the Company’s performance on each metric is at the Target Level, the amount allocated to the Executive Officer Bonus Pool is $1,137,897 (the “Target Bonus Pool”). The amount allocated to the Executive Officer Bonus Pool would be increased if the Company’s performance on one or more bonus metrics exceeds the Target Level but will not be greater than 150% of the Target Bonus Pool, or $1,706,845 (the “Maximum Bonus Pool”). A linear interpolation would be used to determine the amount allocated to the Executive Officer Bonus Pool in the event that Company performance on one or more metrics falls between the Target Level and the Maximum Level. The bonus pool would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2024.

The achievement of targets was measured pre-bonus accrual and excluding unbudgeted and one-time/non-core income and expenses, as established by our Compensation Committee:

METRICS FOR THE 2024 EXECUTIVE OFFICER BONUS PLAN

TARGET LEVEL	MAXIMUM LEVEL	METRIC	TARGET	125%	150%	FINAL RESULT	PAYOUT
25.0%	37.50%	Earnings Per Share	$4.86	$5.35	$5.59	$5.29	30.5
12.5%	18.75%	Return on Assets	1.43%	1.57%	1.64%	1.51%	14.3%
12.5%	18.75%	Net Interest Margin	3.68%	4.05%	4.23%	3.58%	0.0%
12.5%	18.75%	Efficiency Ratio	52.5%	50.0%	47.5%	51.00%	14.4%
12.5%	18.75%	Non-Performing Assets	< 0.50%	< 0.25%	< 0.10%	0.09%	18.7%
25.0%	37.50%	Loans-to-Deposits	108%	104%	102%	98%	37.5%
100%	150%						115.4%

The target levels are based on GAAP financial measures.

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The award amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2024 salary (and the pro-rated 2024 salary of Mr. Kaminski, who retired effective June 1, 2024), not to exceed the amounts shown in the following table:

EXECUTIVE OFFICER	TARGET PERCENTAGE	MAXIMUM PERCENTAGE
Robert B. Kaminski	55.0%	82.5%
Raymond E. Reitsma	60.0%	90.0%
Charles E. Christmas	40.0%	60.0%
Mark S. Augustyn	35.0%	52.5%
Scott P. Setlock	35.0%	52.5%
Brett E. Hoover	30.0%	45.0%

Payments under the 2024 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 115.4% of the targets established in the 2024 Executive Officer Bonus. The bonus pool of $1,222,330 under the 2024 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2024 SALARY
Robert B. Kaminski	$175,518	63.2%
Raymond E. Reitsma	$458,850	69.1%
Charles E. Christmas	$190,900	46.0%
Mark S. Augustyn	$169,362	40.3%
Scott P. Setlock	$132,825	40.2%
Brett E. Hoover	$94,875	34.5%

Payments under the 2024 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Bonus Plan for 2023

On June 22, 2023, we adopted an Executive Officer Bonus Plan for 2023 (the “2023 Executive Officer Bonus Plan”), which provided for cash bonuses for our executive officers.

The maximum amount that could be allocated to the bonus pool was $884,495 under the 2023 Executive Officer Bonus Plan provided, however, that the maximum amount would be appropriately adjusted if (a) a newly hired employee became eligible to participate in the plan, (b) a participant's base salary was adjusted during the year, or (c) a participant became ineligible before December 31, 2023.

Payment from the bonus pool under the 2023 Executive Officer Bonus Plan, if any, was based on the achievement of targets under the following metrics for 2023, which were measured pre-bonus accrual and excluding unbudgeted and one-time/non-core income and expenses, as established by our Compensation Committee:

METRICS FOR THE 2023 EXECUTIVE OFFICER BONUS PLAN

PERCENTAGE OF TOTAL	METRIC	TARGET	RESULTS	MET?
25.0%	Earnings Per Share	$5.09 for 2023	$5.46	Yes
12.5%	Return on Assets	1.61% for 2023	1.73%	Yes
12.5%	Return on Equity	17.30% for 2023	18.35%	Yes
12.5%	Net Interest Margin	3.96% for 2023	4.05%	Yes
12.5%	Efficiency Ratio	49.40% for 2023	48.05%	Yes
12.5%	Non-Performing Assets	Average < 0.50% for 2023	0.11%	Yes
12.5%	Wholesale Funds	Average < 20% for 2023	11%	Yes

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The target levels are based on GAAP financial measures.

The award amount was paid to each executive officer pro rata based on a uniform percentage of the executive officer's 2023 salary, not to exceed 55% of the 2023 salary of the Chief Executive Officer; 50% of the 2023 salary of the President of Mercantile Bank; 40% of the 2023 salary of the Chief Financial Officer; 30% of the 2023 salary of the Chief Human Resource Officer; and 20% of the 2023 salary of the Chief Risk Officer. Any bonus awards that were earned under the 2023 Executive Officer Bonus Plan were paid to the executive officers on or before March 15, 2024.

Payments under the 2023 Executive Officer Bonus Plan were subject to specified conditions, qualifications, and clawback provisions. The plan, to the extent provided for in the plan, may be amended by the Compensation Committee of our Board of Directors.

We attained 100% of the targets established in the 2023 Executive Officer Bonus Plan. The bonus pool of $884,495 under the 2023 Executive Officer Bonus Plan was paid to our executive officers as follows:

EXECUTIVE OFFICER	PAYMENT	PERCENT OF 2023 SALARY
Robert B. Kaminski, Jr.	$366,135	55%
Raymond E. Reitsma	$242,392	50%
Charles E. Christmas	$157,968	40%
Brett E. Hoover	$66,000	30%
Robert T. Worthington	$52,000	20%

Payments under the 2023 Executive Officer Bonus Plan are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Stock Incentive Plan

The overall objective for our stock-based compensation is to provide an equitable and competitive means to reward our executive and other officers for their contributions to our long-range success. Our goal is to meet the following objectives:

●	link each participant’s remuneration to our long-term success through the appreciation of stock price;

●	align the interests of our officers with the interests of our shareholders by linking the long-term value of the compensation to shareholder returns;

●	provide annual long-term incentive awards that are market competitive; and

●	improve our ability to attract and retain officers.

Historically, we made stock-based awards annually in late Fall in conjunction with the performance review of our executive and other officers, and it had generally been our practice to make stock-based awards to all recipients on the same date. In 2024, we did not make any stock-based awards. Instead, grants of restricted stock were made in February 2025 to align with the schedule that applies to all other compensation adjustments for employees of the Company and Mercantile Bank.

In recent years, we have utilized restricted stock as our primary long-term incentive tool to retain and motivate our key employees. We believe this is an excellent way to reward them for, and to motivate them toward, superior performance. Restricted stock is an important retention instrument in that it has immediate value to the recipient. Unlike stock option grants that create economic value only if the stock price appreciates above the price at the date of grant, restricted stock provides value and motivation to the recipient even if the stock price declines.

Prior to 2018, we granted restricted stock subject to time-based vesting to our executive officers and other key employees. Beginning in 2018, the vesting of restricted stock awards made to our executive officers was subject to the attainment of performance goals, while awards to all other employees was subject to time-based vesting.

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With respect to the 2025 stock-based awards, the Compensation Committee considered information presented by the independent compensation consultant, AON, which recommended that time-based vesting be included as a component of the stock grants to our executive officers as a common market practice. Therefore, for 2025 and 2026, the Compensation Committee determined to make restricted stock awards to our executive officers, 35% of which are subject to time-based vesting, and 65% of which are subject to performance goals.

In February 2025, we awarded shares of time-based restricted stock to 133 employees and shares of performance-based and time-based restricted stock to our executive officers. Likewise in February of 2026, we awarded shares of time-based restricted stock to 133 employees and shares of performance-based and time-based restricted stock to our executive officers.

The time-based restricted stock granted in 2023, 2025 and 2026 to key employees and to executive officers (with respect to 35% of the 2025 and 2026 awards) is subject to a three-year vesting period to encourage retention as well as provide value to our key employees.

In order to become vested in their performance-based restricted stock, our executive officers would need to be employed throughout the three-year performance period, which satisfies a retention goal, and Mercantile must meet certain pre-determined financial performance goals. The Compensation Committee believes it is important for the performance-based restricted stock, which is intended to be a long-term incentive, to focus our executive officers on, and reward them for, the achievement of multi-year performance objectives. The performance goals were set at a target performance level. If Mercantile meets the target performance level, the executive officers would be vested in the number of shares designated as the “target award.” Performance levels would also be set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned. Depending on Mercantile’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award.

Beginning in December 2020, the Company evaluated our progress toward achieving the performance goals set for the outstanding performance-based grants. Based on our actual and projected financial performance as of late December of each year, the Company will annually adjust the number of shares that are anticipated to be earned at the end of the three-year performance period. This process is intended to align the number of shares used for financial reporting purposes as well as more accurately project the amount of compensation that will be earned by our officers in the form of performance-based restricted stock.

Equity awards are discretionary and, beginning in 2025, are generally granted to our key employees and our named executive officers during the first quarter of the applicable fiscal year. The Company does not currently grant stock options to its employees. Subject to the approval of the ESPP by our shareholders and, following its adoption, eligible employees, excluding our officers subject to Section 16 of the Securities Exchange Act of 1934, may voluntarily enroll in the ESPP and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior calendar quarter. Purchase dates under the ESPP are generally the last trading day in each calendar quarter. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Grant of Performance-Based Restricted Stock for the 2026-2028 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2026-2028 performance period in February 2026. For the performance period of 2026-2028, our Compensation Committee set the target number of shares by reference to the 2026 base salary of each executive officer, as follows: Mr. Reitsma, 80%; Mr. Christmas, 50%, Mr. Augustyn, 50%, Mr. Setlock, 50%, and Mr. Hoover, 50%. Attainment of the performance goals in 2026 will be measured by the Company’s performance as compared to an index of similarly sized bank holding companies to be designated by the Compensation Committee. Under this methodology, a “Target Performance” equates to the 50th percentile of the index, while the “Maximum Performance” and “Threshold Performance” metrics equate to the 75th percentile and 25th percentile, respectively. A linear interpolation is used to determine the payout in the event a measurement criteria falls between the threshold and the target, or target and maximum, performance levels.

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The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period to the index over the performance period (i.e., the summation of performance for calendar years 2026, 2027, and 2028 divided by three) for:

(1)	Total Shareholder Return (weighted at 33.33%);

(2)	Return on Average Equity (“ROE”) (weighted at 33.33%); and

(3)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 33.33%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to the index. In addition, our Compensation Committee may take into consideration other factors as the Compensation Committee may determine and approve in its sole discretion. In its discretion, the Compensation Committee may adjust performance goals and performance measure results during the performance period for extraordinary events or accounting adjustments associated from significant asset purchases or dispositions or other events not contemplated or otherwise considered when the performance goals and targets were established. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2029.

Grant of Performance-Based Restricted Stock for the 2025-2027 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2025-2027 performance period in February 2025. For the performance period of 2025-2027, our Compensation Committee set the target number of shares by reference to the 2025 base salary of each executive officer, as follows: Mr. Reitsma, 65%; Mr. Christmas, 45%, Mr. Augustyn, 45%, Mr. Setlock, 45%, and Mr. Hoover, 40%. Attainment of the performance goals in 2025 will be measured by the Company’s performance as compared to an index of similarly sized bank holding companies to be designated by the Compensation Committee. Under this methodology, a “Target Performance” equates to the 50th percentile of the index, while the “Maximum Performance” and “Threshold Performance” metrics equate to the 75th percentile and 25th percentile, respectively. A linear interpolation is used to determine the payout in the event a measurement criteria falls between the threshold and the target, or target and maximum, performance levels.

The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period to the index over the performance period (i.e., the summation of performance for calendar years 2025, 2026, and 2027 divided by three) for:

(1)	Total Shareholder Return (weighted at 33.33%);

(2)	Return on Average Equity (“ROE”) (weighted at 33.33%); and

(3)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 33.33%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to the index. In addition, our Compensation Committee may take into consideration other factors as the Compensation Committee may determine and approve in its sole discretion. In its discretion, the Compensation Committee may adjust performance goals and performance measure results during the performance period for extraordinary events or accounting adjustments associated from significant asset purchases or dispositions or other events not contemplated or otherwise considered when the performance goals and targets were established. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2028.

Grant of Performance-Based Restricted Stock for the 2024-2026 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2024-2026 performance period in December 2023. For the performance period of 2024-2026, our Compensation Committee set the target number of shares by reference to the 2024 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 55%; Mr. Christmas, 45%, Mr. Hoover, 40%, and Mr. Worthington, 20%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2024, 2025, and 2026 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

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(2)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee may take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Change and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2026 if it has not reported its year-end financial results by January 31, 2027. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2027.

The Company did not make any adjustments in December 2024 to the number of shares that are expected to be earned by our executive officers based on our actual and expected performance for the 2024–2026 performance periods.

Grant of Performance-Based Restricted Stock for the 2023-2025 Performance Period

Our Compensation Committee determined the goals and the target number of shares for the 2023-2025 performance period in December 2022. For the performance period of 2023-2025, our Compensation Committee set the target number of shares by reference to the 2023 base salary of each executive officer, as follows: Mr. Kaminski, 55%; Mr. Reitsma, 50%; Mr. Christmas, 45%; and Mr. Worthington, 20%. The number of shares of performance-based restricted stock earned during the performance period will be based upon Mercantile’s achievement of certain performance levels for each of the measurement criteria. The performance goals for the performance period are based on a comparison of Mercantile’s average performance over the performance period (i.e., the summation of performance for calendar years 2023, 2024 and 2025 divided by three) for:

(1)	Return on Average Assets (“ROAA”) (weighted at 25%);

(2)	Diluted Earnings per Share Change (“Diluted EPS Change”) (weighted at 50%); and

(3)	Return on Average Equity (“ROE”) (weighted at 25%).

Our Compensation Committee will determine whether the performance goals have been met by taking into consideration Mercantile’s performance as compared to budget. In addition, our Compensation Committee may take into consideration the 3-year average of the median performance for the Peer Group with respect to ROAA, Diluted EPS Change and ROE, business unit and individual performance and such other factors as the Committee may determine and approve in its sole discretion. The “Peer Group” means a group of similarly sized financial institutions located in the Midwest, as determined by the Compensation Committee in its sole discretion; provided, however, that a financial institution will be deleted from the Peer Group for 2025 if it has not reported its year-end financial results by January 31, 2026. Following the Compensation Committee’s determination, the shares will become vested, in whole or in part, on February 15, 2026.

The Company did not make any adjustments in December 2023, 2024, or 2025 to the number of shares that are expected to be earned by our executive officers based on our actual and expected performance for the 2023–2025 performance periods.

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Shares Earned under the Performance-Based Restricted Stock for the 2023-2025 Performance Period

For the three-year performance period ended December 31, 2025, our Compensation Committee determined that the performance goals were achieved at the following levels:

PERFORMANCE METRIC	2023-2025 TARGET PERFORMANCE	2023-2025 ACTUAL PERFORMANCE	WEIGHTED PAYOUT PERCENTAGE
3 Year Return on Average Assets	1.6%	1.59%	24.69%
3 Year Return on Average Equity	15.85%	16.25%	26.27%
3 Year Diluted Earnings Per Share Change	10.10%	12.40%	73.0%
Payout Percentage			123.95%

Based on the achievement of the performance goals at the maximum performance level of 150%, each officer earned the following number of shares, which became vested on February 15, 2026:

EXECUTIVE OFFICER	SHARES EARNED FOR THE 2023-2025 PERFORMANCE PERIOD
Raymond E. Reitsma	9,359
Charles E. Christmas	6,682
Robert T. Worthington	2,007

Stock Ownership Guidelines

Our Board, on the recommendation of our Governance and Nominating Committee, adopted stock ownership guidelines for our executive officers that became effective on January 1, 2018. The stock ownership guidelines were updated on October 10, 2024, and require each named executive officer to own our stock at the following levels:

POSITION	NUMBER OF SHARES
Chief Executive Officer	Value equivalent to 5 times base salary
Each other Named Executive Officer	Value equivalent to 2 times base salary

The time period for attainment of the stock ownership levels set forth above is five years from the later of January 1, 2025, or the date on which a named executive officer becomes subject to the guidelines.

All shares beneficially owned by each named executive officer will be credited toward the target level under the guidelines, including:

●	Shares owned outright or with an immediate family member;

●	Shares beneficially owned through a trust or other estate planning vehicle;

●	Shares held in benefit plans (e.g., 401(k), stock purchase plan, etc.); and

●	Unvested restricted shares.

Perquisites

We limit the perquisites that we make available to our executive officers. We believe that providing excessive perquisites to executive officers sends mixed messages to the rest of our employees and can destroy the “team” effort. Our executive officers are entitled to a few benefits that are not generally available to all of our employees. We do not provide a defined benefit pension plan, post-retirement health coverage (other than certain COBRA benefits as discussed below), or similar benefits for our executive officers or other employees.

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During 2025, we provided the following perquisites for our executive officers:

●

in addition to the general health and insurance plan that we maintain for all of our employees, we provided our executive officers with additional life insurance and additional disability insurance. We provided Mr. Reitsma, and Mr. Christmas with long-term care insurance; and

●	a local country club membership was provided for Mr. Reitsma. Mr. Reitsma made significant use of the membership in connection with our business.

Adoption of Nonqualified Deferred Compensation Plan #2

On November 21, 2024, the Board of Mercantile Bank adopted a new nonqualified deferred compensation plan effective January 1, 2025 (“Deferred Compensation Plan #2”).  Deferred Compensation Plan #2 replaces the Mercantile Bank Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”) which was most recently restated as of January 1, 2015. Deferred Compensation Plan #2 is administered by the Compensation Committee.

Initially, only members of the Board of Directors and Executive Vice Presidents of the Company and Mercantile Bank were eligible to participate in Deferred Compensation Plan #2. Eligible employees, who consist of a select group of management or highly compensated employees, became eligible to participate in Deferred Compensation Plan #2 on January 1, 2026.

Eligible employees, including the executive officers, may defer up to 80% of their base salary and 100% of their performance-based bonus to Deferred Compensation Plan #2. Members of the Board of Directors of the Company and Mercantile Bank may defer up to 100% of their director fees. Neither Mercantile nor Mercantile Bank will make an employer contribution to Deferred Compensation Plan #2. Participants are 100% vested in their accounts in the plan at all times. Participant accounts will be credited with earnings determined as if the account was invested in one or more investment funds made available by the Compensation Committee. Participant accounts will be distributed upon a separation from service, death or disability. Distributions following a separation from service will be made in either a lump sum or annual installments over a term certain elected by the participant, not to exceed 10 years. Distributions in the event of death or disability will be made in a lump sum. A participant may also elect to receive an in-service distribution, payable in either a lump sum or annual installments over a term certain not to exceed five years. Finally, a participant may elect to receive a lump sum distribution if the participant experiences an unforeseeable emergency. A change in control is not a distributable event.

Amounts credited to the Deferred Compensation Plan will continue to be held in the Deferred Compensation Plan. On November 21, 2024, Mercantile Bank's Board of Directors approved a Second Amendment to the Deferred Compensation Plan, which sets forth the transition to Deferred Compensation Plan #2. The Second Amendment to the Deferred Compensation Plan addresses the following:

●	The ineligibility of directors and Executive Vice Presidents as of January 1, 2025, and the ineligibility of all other eligible employees as of January 1, 2026.
●

Confirming that the accounts of each such participant will continue to be credited to Deferred Compensation Plan and will receive interest credits as set forth therein, and will be paid out according to the terms of the plan and each participant's distribution election(s).

●	All other rights, limitations and restrictions in Deferred Compensation Plan will continue to apply to each participant's account.

On November 21, 2024, Mercantile Bank's Board of Directors adopted a rabbi trust agreement to hold amounts credited to Deferred Compensation Plan #2 (the "Trust Agreement"). The Trust Agreement is between Mercantile Bank, as settlor, and Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, as trustee. The trust will hold all amounts credited to Deferred Compensation Plan #2, and benefits will be paid from the trust. The trust is irrevocable and will terminate only when all trust assets have been distributed to participants or their beneficiaries. Trust assets are subject to the claims of Mercantile Bank's general creditors. In the event of Mercantile Bank's insolvency, the trustee will cease the payment of benefits until it receives a determination from Mercantile Bank's independent accountants that Mercantile Bank is not insolvent, or is no longer insolvent. The trust may be amended by a written instrument executed by the trustee and Mercantile Bank, but no such amendment shall make the trust revocable.

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IRC Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to their chief executive officer or certain other highly compensated officers. For taxable years before 2018, qualifying performance-based compensation was not subject to the deduction limitation if certain requirements are met. We periodically reviewed the potential consequences of Section 162(m) and considered whether to structure some or all of the performance-based portion of our executive compensation so that it was not subject to the deduction limitations of Section 162(m).

The performance-based compensation exception was eliminated for compensation paid in taxable years after December 31, 2017, and the limit on deductibility was expanded to include all named executive officers. As a result, Section 162(m) no longer permits a public company to take a deduction for any compensation paid to its named executive officers in excess of $1 million, unless the compensation is provided under a written binding contract in effect on November 2, 2017, that was not materially modified on or after that date.

Post-Employment Compensation

We do not provide a defined benefit pension plan or post-retirement health insurance coverage for our executive officers or other employees. Our executive officers and most of our other employees are eligible to participate in our 401(k) plan. We provide for each eligible participant a matching contribution to the 401(k) plan. On and after April 1, 2018, our matching contribution is "dollar for dollar" on the first 5.00% of each participant's contribution to the 401(k) plan. All our executive officers participated in our 401(k) plan during 2025.

All employees, except our executive officers and certain key employees, are employees-at-will and do not have an employment agreement. The employment agreements that we have with our executive officers are described below under the heading “Employment Agreements.” We do not provide post-employment health insurance coverage or other benefits to any employee, except those provided for executive officers and key employees in their employment agreements.

Change in Control Provisions

Since 2018, we have maintained change in control provisions in agreements with our executive officers, which have provided for a lump sum payment if the executive officer is terminated without “Cause” or terminates employment for “Good Reason” (as those terms are defined under employment agreements) within 24 months after a change in control of Mercantile or Mercantile Bank. That lump sum payment would be in addition to severance payments under each officer’s respective employment agreement.

On December 19, 2024, we entered into amended employment agreements with Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover, effective January 1, 2025. All of the employment agreements, save for the agreement with Mr. Christmas, have change in control provisions. Mr. Christmas is party to a separate change in control agreement, which was amended on December 19, 2024, effective as of December 31, 2025. The change in control provisions for the executive officers (and Mr. Christmas’ change in control agreement) provide for a lump sum payment if the executive officer is terminated without Cause or terminates employment for Good Reason (as those terms are defined under the employment agreements) within 24 months after a change in control of Mercantile or Mercantile Bank. The lump sum payment would be in addition to severance payments under each officer's respective employment agreement. The lump sum payment would be, for Mr. Reitsma, 150% of his base salary, and for each other executive officer, 100% of the officer’s base salary, rather than a fixed dollar amount as set forth in the existing employment agreements.

In agreeing to these change in control provisions, we took into account that, prior to 2015, the employment agreements with our executive officers did not provide any benefits if the officer were to be terminated in connection with a change in control. We believe that a pending or threatened change in control would provide significant distraction for our executive officers. We believe that providing an additional payment to each executive officer in the event that he or she is involuntarily terminated within 24 months after a change in control will provide the officer with financial protection and is an incentive to maintain a high level of dedication to Mercantile and Mercantile Bank in the event of a pending or threatened change in control.

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Additional information regarding the change in control agreements is included below under the heading "Potential Payments Upon Termination or Change in Control."

Clawback Policy

We have adopted a Clawback Policy which provides for the recovery of certain incentive compensation in the event of an accounting restatement. Under the Clawback Policy, if the Company’s financial results are restated, due to the Company’s material noncompliance with any financial reporting requirements under securities laws, the portion of any amounts of incentive compensation paid to the Company’s current and former executive officers based on erroneous data will be recouped from those current and former executive officers, as determined by our Compensation Committee.

Overview of the Compensation Process

The composition of compensation for our executive officers can include: salary, cash bonus, stock-based awards, health, disability and life insurance and perquisites. The elements of executive compensation are discussed at the meetings of our Compensation Committee. Starting in 2025, during the first quarter of each year, the Compensation Committee discusses the base salaries and cash bonus plan, if any, for each of our executive officers, and makes recommendations to the Board of Directors for its approval. The Board of Directors usually approves the Compensation Committee’s recommendations; though if it does not, it could ask the Compensation Committee to prepare revised recommendations. At or about the same time, in years when stock-based awards are to be made, the Compensation Committee grants stock-based awards to our executive and other officers.

As part of the Compensation Committee’s process, it meets with our Human Resource Director and reviews the elements of each executive officer’s compensation during the preceding three years. Typically, the Human Resource Director makes compensation recommendations to the Compensation Committee for each of our executive officers (other than with respect to their own compensation). The Compensation Committee may accept or reject all or any part of such recommendations. As part of our Human Resource Director’s process of formulating the recommendations, the Human Resources Director may confer with our President and Chief Executive Officer. Our executive officers are not present when our Human Resource Director makes the recommendations, or during the Compensation Committee’s deliberations on the compensation of our executive officers. Our Human Resources Director is not present during the Compensation Committee’s deliberations on their compensation.

Compensation Risk Assessment

The Compensation Committee reviews a report from our Chief Risk Officer on our compensation policies and practices every six months and does not believe that they are reasonably likely to have a material adverse effect on us by encouraging our executive officers to take unnecessary or excessive risks that threaten our value. The Compensation Committee does not believe that the features of our compensation plans make it likely that taking unnecessary or excessive risks that threaten our value will provide greater compensation than actions that involve a prudent level of risk.

●	The equity-based plans encourage our executive officers and other employees to focus on increasing shareholder value over a period of years.

●	The deferred compensation and 401(k) plans provide helpful ways for our employees to save for retirement.

●

The bonus plans are typically based on a variety of metrics tied to improving our performance and contain "clawback" provisions if the executive officer or employee engages in certain activities or a payout is based on materially inaccurate financial statements or other materially inaccurate performance metric criteria.

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Based on its review, the Compensation Committee believes that our compensation policies and procedures do not pose any unnecessary risks, and do not encourage employees to manipulate reported earnings to enhance the compensation of any employee.

Shareholder Advisory Vote on Executive Compensation

At our 2025 annual meeting, our shareholders voted on an advisory proposal to approve the compensation of our executive officers as disclosed in our proxy statement for that annual meeting. Approximately 93.0% of the 9,784,973 votes cast on the proposal voted in favor of the proposal. Our Compensation Committee considered the result of this vote, viewed the result as favorable, and sought to maintain consistent compensation policies and procedures.

Summary Compensation Table

The following table provides information regarding the compensation earned by the named executive officers for the three years ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)

Raymond E. Reitsma	2025	734,600		471,283	-	462,798	-	101,302	1,769,983
President and Chief Executive	2024	627,500	-	-	-	458,850	-	95,440	1,181,790
Officer of Mercantile and	2023	484,784	-	316,208	-	242,392	-	92,464	1,135,848
Mercantile Bank, and Chief
Executive Officer of EMB

Charles E. Christmas
Executive Vice President, Chief Financial Officer and Treasurer	2025	444,050		198,037	-	186,501	-	71,392	899,980
of Mercantile, Executive Vice President and Chief Financial	2024	415,000	-	-	-	190,900	-	70,927	676,827
Officer of Mercantile Bank, and	2023	394,921	-	186,707	-	157,968	-	73,484	813,080
Chief Financial Officer of EMB

Mark S. Augustyn	2025	450,230		200,705	-	165,460	7,393	68,854	892,642
Executive Vice President, Chief	2024	420,777	-	-	-	169,363	895	62,944	653,979
Commercial Banking Officer of of Mercantile Bank

Scott P. Setlock	2025	353,100		157,513	-	129,764	-	57,351	697,728
Executive Vice President, Chief	2024	330,000	-	-	-	132,825	-	51,935	514,760
Operating Officer and Secretary of Mercantile and of Mercantile Bank

Brett E. Hoover	2025	294,250		116,436	-	92,689	-	53,667	557,042
Executive Vice President, Chief Human Resource Officer of	2024	275,000	-	-	-	94,875	-	45,678	415,553
Mercantile and of Mercantile	2023	220,000	-	109,989	-	66,000	-	38,724	434,713
Bank

(1)	No restricted stock grants were made in 2024 due to a change in our processes. Restricted stock grants were made to the named executive officers in February 2025.

(2)

Payments were made for 2025, 2024 and 2023 pursuant to the terms of the 2025 Executive Officer Bonus Plan, the 2024 Executive Officer Bonus Plan, and the 2023 Executive Officer Bonus Plan, respectively. The Compensation Committee also awarded an additional discretionary bonus for 2022 to Mr. Christmas of $20,000.

(3)

The amounts shown above are the above-market interest credited to the accounts of the executive officers for the applicable year on compensation they have deferred under our non-qualified Deferred Compensation Plan. Interest is considered to be above-market interest to the extent that it exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate under the plan at the beginning of each quarter.

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(4)

Includes for 2025 (a) matching contributions to the 401(k) plan accounts of Messrs. Reitsma, Christmas, Augustyn, Setlock and Hoover in the amounts of $17,500, $17,500, $16,273, $17,500, and $17,500, respectively, (b) medical, life, disability, long-term care insurance premiums paid on policies insuring them, and cash dividends, and (c) a country club membership for Mr. Reitsma.

Employment Agreements

Mercantile Bank and Mercantile have entered into employment agreements with our executive officers, Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock and Mr. Hoover, which provide for their employment, annual base compensation, and severance, as well as confidentiality and non-compete arrangements. The employment agreements for Mr. Reitsma and Mr. Christmas were amended and restated effective as of December 31, 2018, so that their terms would be uniform. Mr. Hoover’s amended employment agreement, which was effective January 1, 2023, includes terms that align with the employment agreements for the other executive officers. Mr. Setlock’s employment agreement, which was effective January 1, 2024, includes terms that align with the employment agreements for the other executive officers. Mr. Augustyn’s employment agreement, which was effective January 1, 2017, was entered into prior to his becoming a named executive officer on December 31, 2024. Mr. Augustyn’s employment agreement provides for employment, annual base compensation, and severance, as well as confidentiality and non-compete arrangements. As discussed below, Mr. Augustyn’s employment agreement was amended and restated effective January 1, 2025 to conform to the employment agreements of the other executive officers.

The employment agreements provide the officers with annual base salaries for each year in the amounts established from year to year by the Board of Directors of Mercantile Bank. The annual base salary for each year for each officer may not be less than the amount established for the immediately preceding year. The Board of Directors established the annual base salaries of each executive officer as follows:

NAMED EXECUTIVE OFFICER	2026 (1)	2025
Mr. Reitsma	$778,600	$734,600
Mr. Christmas	$466,200	$444,050
Mr. Augustyn	$473,800	$450,230
Mr. Setlock	$374,200	$353,100
Mr. Hoover	$311,100	$294,250

(1)

Prior to January 1, 2025, the officers’ base salaries were adjusted effective as of the first day of each calendar year. For the 12-month period beginning January 1, 2025, the adjustment to each officer’s base salary is effective as of March 1, 2025, pro-rated to compensate for the two-month delay in the increase. For future years, the applicable 12-month period for the adjustment of base salaries will be March 1 through February 28.

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In addition to the annual base salary, the employment agreements provide that the officers are entitled to participate in our employee benefit and incentive compensation plans, including health insurance, life and disability insurance, equity incentive, profit sharing and retirement plans. Under the 2025 Executive Officer Bonus Plan, our officers received the following bonus payments for 2025:

NAMED EXECUTIVE OFFICER	BONUS PAYMENT	PERCENT OF 2025 SALARY
Mr. Reitsma	$462,798	63.00%
Mr. Christmas	$186,501	42.00%
Mr. Augustyn	$165,460	36.75%
Mr. Setlock	$129,764	36.75%
Mr. Hoover	$92,689	31.50%

Additional information regarding the employment agreements, including compensation and benefits payable to the officers on termination of employment and officer confidentiality and non-compete obligations, is included below under the heading “Potential Payments Upon Termination or Change in Control.”

The employment agreements for each executive officer were amended and restated effective as of January 1, 2025, so that the terms would be substantially the same.

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of an executive officer’s total compensation. As indicated in the Summary Compensation Table above, the proportion for 2025 that salary and bonus were of total compensation ranged from approximately 67.65% to 70.06% for our executive officers.

Grants of Plan-Based Awards In 2025

The following table provides information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)

Raymond E. Reitsma	2-06-25	-	-	-	3,043	6,085	9,128	3,277	-	-	471,283

Charles E. Christmas	2-06-25	-	-	-	1,279	2,557	3,836	1,377	-	-	198,037

Mark S. Augustyn	2-06-25	-	-	-	1,296	2,592	3,888	1,395	-	-	200,705

Scott P. Setlock	2-06-25	-	-	-	1,017	2,034	3,051	1,095	-	-	157,513

Brett E. Hoover	2-06-25	-	-	-	752	1,504	2,256	809	-	-	116,436

(1)

The grant date fair value of the restricted stock awards is based on the number of shares granted times the market value of the shares on grant date. The Target number of shares was used in the fair value calculation. The grant date was February 6, 2025, and the market value per share on that date was $50.34.

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Outstanding Equity Awards At 2025 Fiscal Year-End

The following table provides information as of December 31, 2025, regarding equity awards, including unexercised stock options and restricted stock that had not vested, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Raymond E. Reitsma	---	---	---	---	---	---	---	7,551 7,860 6,085 3,277	363,203 378,066 292,689 157,624

Charles E. Christmas	---	---	---	---	---	---	---	5,536 4,641 2,557 1,377	266,282 223,232 122,992 66,234

Mark S. Augustyn	---	---	---	---	---	---	---	4,100 2,592 1,395	197,210 124,675 67,100

Scott P. Setlock	---	---	---	---	---	---	---	3,690 2,034 1,095	177,489 97,835 52,670

Brett E. Hoover	---	---	---	---	---	---	---	2,734 1,504 809	131,505 72,342 38,913

(1)

For Messrs. Reitsma and Christmas, the performance-based restricted stock awards for each officer, in the order listed in the column and depicted at the adjusted target level, cliff vest on February 15, 2026, February 15, 2027 and February 15, 2028. The standard restricted stock award, listed last, cliff vests on February 6, 2028. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest.

(2)

For Messrs. Augustyn and Setlock, one standard time-based restricted stock award and one performance-based restricted stock award, in the order listed in the column, cliff vest on December 14, 2026 and February 15, 2028. The standard restricted stock award, listed last, cliff vests on February 6, 2028. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest.

(3)

For Mr. Hoover, the performance-based restricted stock awards, in the order listed in the column, cliff vest on February 15, 2027 and February 15, 2028. The standard restricted stock award, listed last, cliff vests on February 6, 2028. The restricted stock awards are subject to forfeiture and restrictions on transfer until they vest.

(4)	Based on the closing stock price of $48.10 per share as of December 31, 2025.

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Option Exercises and Stock Vested In 2025

The following table provides information regarding the exercise of stock options and vesting of restricted stock during 2025 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Raymond E. Reitsma	---	---	9,502	466,073
Charles E. Christmas	---	---	7,275	356,839
Mark S. Augustyn	---	---	4,800	239,664
Scott P. Setlock	---	---	4,000	199,720
Brett E. Hoover	---	---	3,200	159,776

For Mr. Reitsma and Mr. Christmas, the vested shares were performance-based, relating to the performance period of 2022-2024. Shares vested on February 15, 2025 at a price per share of $49.05. For Mr. Augustyn, Mr. Setlock and Mr. Hoover, shares that vested were standard time-based, not performance-based. Shares cliff vested on December 16, 2025, at a price per share of $49.93.

Nonqualified Deferred Compensation For 2025

The following table provides information regarding our plan that provides for the deferral of compensation for the named executive officers on a basis that is not tax qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)(2)
Raymond E. Reitsma	-	-	-	-	-
Charles E. Christmas	-	-	-	-	-
Mark S. Augustyn	159,622	-	28,859	-	242,683
Scott P. Setlock	50,528	-	5,146	-	55,674
Brett E. Hoover	-	-	-	-	-

(1)

These earnings consist of interest credited monthly at a rate equal to the prime rate as published in the Wall Street Journal, determined quarterly, as of the first day of each quarter. The Summary Compensation Table includes an amount equal to the above-market portion of this interest in 2025 for Mr. Augustyn. The amounts so reported are for Mr. Reitsma, $0, Mr. Christmas, $0, Mr. Augustyn, $895, Mr. Setlock, $0, and Mr. Hoover, $0. The above-market portion is the amount of interest that exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the rate that corresponds most closely to the rate established under the deferred compensation plan.

(2)

The amount that was reported as compensation in the Summary Compensation Tables for previous years is $895 for Mr. Augustyn and $0 for each of Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover.

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Deferred Compensation Plans

As discussed above, Mercantile Bank adopted a new Deferred Compensation Plan #2 effective January 1, 2025. We also have a legacy plan, which we call our Deferred Compensation Plan. We refer to these plans collectively as our “Deferred Compensation Plans.” The information in the table above pertains to our executive officers’ participation in our Deferred Compensation Plans.

No new contributions for our NEOs were permitted to the original Deferred Compensation Plan after January 1, 2025. Amounts credited to the original Deferred Compensation Plan will continue to be held in the Deferred Compensation Plan. The accounts of each participating NEO in the Original Plan will continue to be credited to Deferred Compensation Plan and will receive interest credits as set forth therein, and will be paid out according to the terms of the plan and each participant's distribution election(s).

Employee participants in the Deferred Compensation Plan #2 may elect to defer up to 80% of their salary or 100% of their performance-based bonus each year. Participant accounts will be credited with earnings determined as if the account were invested in one or more investment funds made available by the Compensation Committee.

Participant accounts will be distributed upon a separation from service, death or disability.  Distributions following a separation from service will be made in either a lump sum or annual installments over a term certain elected by the participant, not to exceed 10 years.  Distributions in the event of death or disability will be made in a lump sum.  A participant may also elect to receive an in-service distribution, payable in either a lump sum or annual installments over a term certain not to exceed five years.  Finally, a participant may elect to receive a lump sum distribution if the participant experiences an unforeseeable emergency.  A change in control is not a distributable event.

Potential Payments upon Termination or Change in Control

Employment Agreements

We have entered into employment agreements with each of our executive officers. Upon the recommendation of the Compensation Committee, the Board of the Company and Mercantile Bank approved amended and restated executive employment agreements for Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover on December 19, 2024, effective January 1, 2025.

The agreement for each officer establishes an employment period that extends an additional year, each December 31, so that as of each December 31, there are three years remaining in the employment period. The annual extension of the employment period can be avoided by giving notice that the employment period is not to be extended. These agreements include provisions that provide compensation and benefits to the executive officers in the event that their employment with us is terminated:

●	during the employment period, voluntarily by the executive officer for Good Reason, or by us without Cause; or

●	during the employment period, due to disability or death.

The employment agreements in effect on January 1, 2025 also provide compensation and benefits to the officers in the event that their employment with us is terminated after the employment period and before they reach the age of 65, voluntarily by them if their annual base salary is reduced without Cause, or by us without Cause.

The terms Cause and Good Reason are defined in the employment agreements. Cause includes certain acts of dishonesty and intentional gross neglect, conviction of a felony, and certain intentional breaches of an officer’s obligations in the employment agreement relating to confidentiality of our information and not competing with us. Good Reason includes an assignment to the officer of a title or duties that are materially inconsistent with the officer’s position, titles, duties or responsibilities, and certain failure by us to comply in a material respect, even after notice to us, with our obligations to the officer under the employment agreement.

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Termination During the Employment Period

The employment agreements provide the executive officers with compensation and benefits in the event that their employment is terminated by us without Cause, or the officers elect to terminate their employment for Good Reason during the employment period.

In such event, each officer would be entitled to unpaid base compensation, the cash equivalent of any accrued vacation days not taken, reimbursement of any out-of-pocket expenses, an amount equal to 300% of his base compensation in effect as of the effective date of the termination of employment, payable in 36 substantially equal installments, plus a pro rata share of any incentive compensation payable for the year in which the termination of employment occurred.  In addition, in the case of such a termination of employment, the officer is entitled to continue the officer’s participation in our life, disability and health insurance plans for 36 months, to the extent permitted under the plans, to an assignment of any assignable term life insurance policies owned by us insuring the officer’s life, and to $15,000 for out-placement, interim office and related expenses.

For a termination of an executive officer by us during the employment period to be with Cause, it must be done within 90 days of our learning of the Cause. For a termination by the officer during the employment period to be with Good Reason, it must be done by the officer within 90 days of the officer learning of the Good Reason.

If an officer becomes disabled or dies during the employment period, the officer is entitled to compensation and benefits under the officer’s employment agreement. In the event of disability, Mercantile Bank will pay a disability benefit equal to 18 months of base salary paid over a 36-month period, reduced by any long-term disability insurance payments.

The officer also continues to participate in our life, disability, and health insurance plans for 36 months, to the extent permitted under the plans. If the officer dies during the employment period, we are obligated to pay the officer’s legal representative a death benefit. The death benefit is (i) 50% of base salary for Mr. Reitsma; and (i) 40% of base salary Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover. In addition, if we own any life insurance insuring the life of the officer, the proceeds of the policies are payable to the named beneficiaries.

Under the employment agreements, in the event that an officer’s employment is terminated for Cause, the officer is not entitled to any accrued rights that the officer may then have under any of our stock incentive plans.

Termination After the Employment Period

The provisions providing for a post-employment period severance were removed in the amended employment agreements effective January 1, 2025.

Obligations of Executive Officers

The employment agreements for each executive officer provide that each officer agreed not to disclose, except as required by law, any confidential information relating to our business or customers, or use any confidential information in any manner adverse to us. In addition, each such officer has agreed that for 18 months following the officer’s employment with us, the officer will not be employed by, or act as a director or officer of, any business engaged in banking within a 50-mile radius of any city in which at any time during the 18-month period we or Mercantile Bank has a branch or other office.

Change in Control Agreements

We have entered into a change in control agreement with each of our executive officers. If the officer's employment is terminated without Cause (as defined in the employment agreement) or if the officer terminates employment for Good Reason (as defined in the employment agreement), in each case within 24 months after a "change in control," the officer will receive a lump sum payment within 15 days after the termination. The amount of the lump sum payment is: 150% of base salary for Mr. Reitsma, and 100% of base salary for each of Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover. This amount is paid in addition to any other payments and benefits under the officer's employment agreement. If the officer is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, payment is delayed until the first business day of the seventh month after the date on which termination of employment occurs.

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In all instances, a "change in control" is defined as (a) a change in ownership of more than 50% of the total fair market value or total voting power of Mercantile or Mercantile Bank; (b) a change in effective control, which includes (i) an acquisition by a person of 30% or more of the total voting power of the stock of Mercantile or Mercantile Bank; or (ii) a majority of the members of the Board of Directors of Mercantile or Mercantile Bank is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; or (c) an acquisition by a person of assets of Mercantile or Mercantile Bank with a total gross fair market value of more than 40% of the total gross fair market value of all assets of Mercantile or Mercantile Bank immediately prior to the acquisition.

Rights Under the Stock Incentive Plan of 2020

If an executive officer terminates employment due to death, disability or retirement at or after age 65, then restricted stock granted to the officer under the Stock Incentive Plan of 2020 will be 100% vested. If we terminate the employment of an executive officer other than for Cause, or if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock.

Rights Under the Stock Incentive Plan of 2023

If an executive officer terminates employment due to death, disability or retirement at or after age 65, then restricted stock granted to the officer under the Stock Incentive Plan of 2023 will be 100% vested. If we terminate the employment of an executive officer other than for Cause, or if the officer retires at or after age 62, but before age 65, with 5 or more years of service with us, restricted stock granted to the officer under the plan will be partially vested. The number of shares that will be vested is equal to the number of shares granted to the executive officer multiplied by the number of months that have elapsed since the grant date divided by the number of months in the vesting period. Our Compensation Committee has discretion to accelerate the vesting of restricted stock.

Distribution from the Deferred Compensation Plans

Under our Deferred Compensation Plans, each executive officer will receive a distribution of the executive officer’s account under the Deferred Compensation Plans upon termination of employment, which may be payable in a lump sum or in annual installments over a term certain as elected by the executive officer not to exceed 10 years. Distributions will generally be delayed for six months after the termination of employment, to the extent required by Section 409A of the Internal Revenue Code.

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Table of Potential Payments Upon Termination of Employment

The following tables provide information regarding compensation and benefits payable to our executive officers under their respective employment agreements, the Stock Incentive Plan of 2020 or the Stock Incentive Plan of 2023 upon termination of their employment. The amounts shown assume that termination of employment was effective as of December 31, 2025, the last business day of our 2025 fiscal year, and include estimates of the amounts that would be paid based on the officer’s 2025 base salary. The amounts shown also reflect determinations based on employment agreements in effect as of December 31, 2025. The actual amounts would only be determined upon an officer’s termination of employment. The value of restricted stock that would have become vested due to termination without “Cause,” retirement, death or disability is based on the closing stock price of $48.10 on December 31, 2025.

	During Employment Period
Name	Termination Without Cause or for Good Reason ($)(1)	Termination Due to Death ($)(2)	Termination Due to Disability ($)(3)	Retirement at or After Age 65 ($)(4)
Raymond E. Reitsma	2,995,074	2,468,881	2,547,194	1,191,581
Charles E. Christmas	1,852,170	1,756,359	1,597,901	678,739
Mark S. Augustyn	1,603,534	1,469,077	1,314,605	388,985
Scott P. Setlock	1,275,583	1,369,234	1,097,079	327,994
Brett E. Hoover	1,051,370	1,260,461	923,830	242,761

(1)

Includes (a) annual base salary for Mr. Reitsma, $2,203,800, Mr. Christmas, $1,332,150, Mr. Augustyn, $1,350,690, Mr. Setlock, $1,059,300 and Mr. Hoover, $882,750 (b) life, disability and medical insurance premiums for 18 months for Mr. Reitsma, $49,713, Mr. Christmas, $49,087, Mr. Augustyn, $46,275, Mr. Setlock, $35,435, and Mr. Hoover, $35,694 (c) out-placement $15,000 for Mr. Reitsma, Mr. Christmas, Mr. Augustyn, Mr. Setlock, and Mr. Hoover (d) the value of restricted shares, that would have become vested due to termination without cause, Mr. Reitsma, $726,561, Mr. Christmas, $455,933, Mr. Augustyn, $191,569, Mr. Setlock, $165,848 and Mr. Hoover, $117,926 which value would not apply and should be subtracted in the case of a termination by the officer for Good Reason.

(2)

Includes life insurance proceeds per employment agreement (Mr. Reitsma 1.5 x salary), Mr. Christmas, Mr. Augustyn, Mr. Setlock and Mr. Hoover, 1 x salary) and from the applicable insurance companies, supplemental life insurance proceeds of $300,000 and group term life insurance proceeds of $600,000, and the value of restricted shares that would have become vested due to death of $1,191,581 for Mr. Reitsma, $678,739 for Mr. Christmas, $388,985 for Mr. Augustyn, $327,944 for Mr. Setlock, and $242,761 for Mr. Hoover.

(3)

Includes (a) Mr. Reitsma, $1,101,900, Mr. Christmas, $666,075, Mr. Augustyn, $675,345, Mr. Setlock, $529,650 and Mr. Hoover, $441,375 (b) life, disability and medical insurance premiums for 18 months for, Mr. Reitsma, $49,713, Mr. Christmas, $49,087, Mr. Augustyn, $46,275 , Mr. Setlock, $35,435, and Mr. Hoover, 35,694 (c) the value of restricted shares that would have become vested due to disability, for Mr. Reitsma, $1,191,581, Mr. Christmas, $678,739, Mr. Augustyn, $388,985, Mr. Setlock, $327,994 and Mr. Hoover, $242,761. In addition, the executive officers would receive long term disability benefits from the applicable insurance companies for as long as the officer is disabled up to age 65, in the following annual amounts, Mr. Reitsma, $204,000, Mr. Christmas, $204,000, Mr. Augustyn, $204,000, Mr. Setlock, $204,000, and Mr. Hoover, $204,000. If the disability were catastrophic as defined in the disability insurance policies, the annual disability benefits in the prior sentence would be about 22% to 41% more, depending on the executive officer.

(4)	Includes the value of restricted shares that would have become vested at retirement. The amounts are calculated as though the officer had reached 65 years of age as December 31, 2025.

Change in Control

Pursuant to agreements in effect beginning January 1, 2025, if a change in control of Mercantile or Mercantile Bank occurs and the employment of an executive officer is terminated without Cause or the officer terminates employment for Good Reason within 24 months after the change in control, the officer will receive a lump sum payment in addition to severance benefits under the employment agreement. Under each of the Stock Incentive Plan of 2020 and the Stock Incentive Plan of 2023, restricted stock awards may be assumed or a substitute award may be granted in connection with a change in control of Mercantile. In such event, the executive officer will become 100% vested if, within one year after the change in control, the officer's employment is terminated without Cause or due to death or disability, or if the officer terminates employment for Good Reason. If the restricted stock awards are not assumed or a substitute award granted in connection with a change in control, then unless the Compensation Committee prescribes an economically equivalent alternative, shares of restricted stock will be 100% vested. The awards will be cancelled immediately prior to the change in control, with the executive officer receiving a payment equal to the per share consideration paid to the shareholders in connection with the change in control transaction minus, in the case of stock options, the exercise price per share. A “change in control” is defined in each of the Stock Incentive Plan of 2020 and the Stock Incentive Plan of 2023 as (a) the failure of the continuing directors to constitute a majority of the Board of Directors; (b) the acquisition by any person of ownership of 30% or more of the outstanding common stock of Mercantile; (c) a reorganization, merger or consolidation after which the Mercantile shareholders do not own at least 50% of the value and voting power of the outstanding capital stock of the entity surviving the transaction; (d) a liquidation or dissolution of Mercantile, or a sale of all or substantially all of its assets; or (e) any other change in control transaction that is reportable to the SEC under Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934.

54 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

Potential Payments Upon a Change in Control

The following table provides information regarding the value of benefits that would be provided to our executive officers in the event of a change in control of Mercantile. A lump sum cash payment would be made pursuant to the terms of the officer's change in control provisions assuming there was both a change in control and a termination without Cause or a Good Reason termination on December 31, 2025. The cash payments shown in the table below are in addition to severance payments that would be paid to the officer under their change in control or employment agreement in the event of a termination without Cause or a Good Reason termination during the employment period. Under our Stock Incentive Plan of 2020 and our Stock Incentive Plan of 2023, there are provisions regarding a change in control. The amounts shown assume that the change in control occurred as of December 31, 2025, the last business day of our 2025 fiscal year, include estimates of the value of restricted stock that would be vested upon a change in control and reflect that incentive awards were not assumed or substituted by an acquiring company. The actual amounts would only be determined upon a change in control.

	Termination Without Cause or Good Reason Termination	Accelerated Vesting Upon Change in Control
Name	After a Change in Control ($)	Stock Options ($)	Restricted Stock ($)(1)(2)

Raymond E. Reitsma	1,101,900	-	$1,191,581
Charles E. Christmas	444,050	-	$678,739
Mark S. Augustyn	450,230	-	$338,985
Scott P. Setlock	353,100	-	$327,994
Brett E. Hoover	294,250	-	$242,761

(1)	Consisting of:

●	24,773 shares of performance-based restricted stock that would have vested for Mr. Reitsma at the adjusted target award level.
●	14,111 shares of performance-based restricted stock that would have vested for Mr. Christmas at the adjusted target award level.
●	8,087 total shares of restricted stock for Mr. Augustyn subject to time-based vesting or performance-based vesting.
●	6,819 total shares of restricted stock for Mr. Setlock subject to time-based vesting or performance-based vesting.
●	5,047 total shares of restricted stock for Mr. Hoover subject to time-based vesting or performance-based vesting.

(2)	Based on the closing stock price for our common stock of $48.10 per share as of December 31, 2025.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 55

Director Compensation for 2025

The following table provides information about the compensation of our directors for the year ended December 31, 2025.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael S. Davenport	39,135	39,502	—	—	—	—	78,637
Thomas D. Dickinson(2)	15,688	—	—	—	—	—	15,688
Michelle L. Eldridge	42,648	43,431	—	—	—	—	86,079
Joseph D. Jones	28,238	37,611	—	—	—	—	65,849
Robert B. Kaminski(2)	9,413	—	—	—	—	—	9,413
Richard D. MacDonald	37,650	37,611	—	—	—	—	75,261
Michael H. Price	56,296	57,399	—	—	—	—	113,695
David B. Ramaker	41,554	41,996	—	—	—	—	83,550
Nelson F. Sanchez	37,650	37,611	—	—	—	—	75,261
Sara A. Schmidt………	37,650	37,611	—	—	—	—	75,261
Amy L. Sparks	45,348	47,218	—	—	—	—	92,566
Shoran R. Williams…...	37,650	37,611	—	—	—	—	75,261

(1)

The compensation of our President and Chief Executive Officer, Mr. Reitsma, has been omitted from this table because he received no special compensation for serving on our Board of Directors. The compensation paid to Mr. Reitsma is included in the Summary Compensation Table.

(2)

Each non-employee director who was serving on May 22, 2025, received a stock award on May 22, 2025, in payment of 50% of such director's annual retainer fee. Mr. Dickinson and Mr. Kaminski retired from the Board on May 22, 2025, and therefore, did not receive a stock awards. All Chairpersons and our Executive Session Facilitator (Mr. Davenport, Ms. Eldridge, Mr. Price, Mr. Ramaker and Ms. Sparks) received additional awards on July 17, 2025, as an increase to their annual retainer was made, recommended by the Compensation Committee, as a market-adjustment (pro-rated and 50% of the increase).

(3)	No option awards were made to our non-employee directors during 2025, and no non-employee director held any unexercised options as of December 31, 2025.

Compensation Arrangements for Non-employee Directors

The Compensation Committee of our Board of Directors reviews director compensation at least annually and recommends to our Board of Directors for approval any changes that the Compensation Committee deems appropriate. Beginning in 2018, we based our director compensation on a single retainer figure and discontinued the use of meeting fees from prior years. The retainer fee was higher for each director who served as Chairman of the Board, Chairperson of our Audit Committee, Compensation Committee or Governance and Nominating Committee, or Executive Session Facilitator, as reflected in the chart below. One-half (50%) of the retainer value was paid in shares of Mercantile common stock as of the annual meeting date, with the share count calculated based on the closing stock price on the day of issuance. One-half (50%) of the retainer value was paid in cash, with payments divided into equal installments payable at the end of each calendar quarter. Directors who fail to meet an attendance threshold of 85% of scheduled board and committee meetings would not receive their fourth quarter cash payment.

56 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

The annual retainer fee values through December 31, 2024, and as of January 1, 2026, are as follows:

	Retainer Value

Role	As of December 31, 2024	As of July 1, 2025	As of January 1, 2026
Chairman of the Board	$110,300	$115,300	$115,300
Chair of the Audit Committee	$86,800	$95,300	$95,300
Chair of the Compensation Committee	$83,600	$87,300	$87,300
Chair of the Governance and Nominating Committee	$82,100	$84,300	$84,300
Executive Session Facilitator	$2,100	$4,000	$4,000
Non-Chair Directors	$75,300	$75,300	$75,300

Under Mercantile Bank’s Deferred Compensation Plan, Mercantile directors who are also directors of Mercantile Bank may elect to defer the cash portion of their annual retainer until they are no longer serving on the Board or until specific dates that they select. Directors are eligible to receive stock-based awards under the Stock Incentive Plan of 2023.

Deferred Compensation Plan

Directors are currently eligible to participate in our Deferred Compensation Plan #2.

Directors who participate in the Deferred Compensation Plan #2 may elect to defer up to 100% of their director fees. None of our Directors elected to participate in our Deferred Compensation Plan #2 in fiscal year 2025. None of our Directors has an account in our prior Deferred Compensation Plan, which closed to new investment by directors on December 31, 2024.

The Deferred Compensation Plan #2 provides that Mercantile Bank will pay to each director, from the director’s deferred compensation account, a lump sum payment, or installment payments, whichever is elected, after the director’s term of office as a director ends. If installment payments are elected, the maximum payment period is ten years. In the event that a director dies before his or her term of office ends, Mercantile Bank will distribute the payments to the director’s designated beneficiary in a lump sum, or installments, if installments were elected. If death occurs during the time that payments are being made, Mercantile Bank will distribute the remaining payments to the director’s designated beneficiary at the same time and in the same amounts that would have been distributed if the director had not died.

The Deferred Compensation Plans are subject to Section 409A of the Internal Revenue Code, which specifies requirements that non-qualified deferred compensation plans must meet in order to avoid adverse tax consequences for participants.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annualized total compensation of Raymond E. Reitsma, our Chief Executive Officer (“CEO”).

For 2025, our last completed fiscal year:

●	The annual total compensation of the employee identified at the median of our Company (other than our CEO) was $71,306.51, determined as of December 31, 2025; and

●	The annualized compensation of Raymond E. Reitsma, including all elements of compensation in the Summary Compensation Table, was $1,769,983.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 57

Based on this information, for 2025, the ratio of the annual total compensation of our CEO as described above, to the annual total compensation of our median employee was estimated to be 25 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We used the median employee identified in 2025 for purposes of calculating the CEO pay ratio. There have been no changes in our employee population or employee compensation arrangements in 2025 that we believe would significantly impact the CEO pay ratio.

Policies and Practices for Granting Certain Equity Awards

We have certain practices related to the timing of equity grants. The Compensation Committee is responsible for determining, or recommending to the Board for determination, all elements of compensation for the Company’s NEOs, including equity-based compensation. The Compensation Committee is also responsible for making equity awards to members of the Board. It is our current practice to make equity grants in February of each year to align with the schedule that applies to all other compensation adjustments for employees of the Company and its subsidiaries. The Compensation Committee or the Board does not currently take material non-public information into account when determining the timing of equity grants, and the Company does not time nor does it plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation. During fiscal year 2025, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below.

We have identified Return on Equity (“ROE”) as our Company-Selected Measure (“CSM”). In our view, ROE represents the most important financial performance measure (not otherwise required to be disclosed in the table) used to link “Compensation Actually Paid” to our NEOs for the 2025 fiscal year to company performance. We chose ROE as our Company-Selected Measure for evaluating pay versus performance because it is a key metric under the performance-based restricted stock grants.

58 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

Pay Versus Performance Table

							Value of initial fixed $100 investment based on:
(a)	Summary compensation table total for First PEO (1) ($) (b)	Summary compensation table total for Second PEO (1) ($) (b)	Compensation actually paid to First PEO (1) (2) (3) ($) (c)	Compensation actually paid to Second PEO (1) (2) (3) ($) (c)	Average summary compen- sation table for non-PEO named executive officers (1) ($) (d)	Average compens- ation actually paid to non-PEO named executive officers (2) (3) ($) (e)	Total shareholder return (f)	Peer group total shareholder return (4) (g)	Net income (h)	Return on equity
2025	1,769,983		1,191,582		761,848	409,320	212.56	196.00	88,753,000	14.08
2024	598,620	1,181,790	661,266	1,268,502	565,280	622,831	190.32	147.85	79,593,000	14.35
2023	1,477,989	-	1,789,395	-	694,860	812,860	166.90	107.76	82,217,000	17.24
2022	1,430,026	-	1,679,446	-	558,287	605,716	132.66	108.73	61,063,000	14.07
2021	1,208,919	-	2,033,701	-	608,292	1,021,656	133.79	138.33	59,021,000	13.11

(1)

Our PEO in 2021, 2022, and 2023 was Robert B. Kaminski, Jr. Mr. Kaminski continued as our PEO until he retired on June 1, 2024 (“First PEO”). For the remainder of 2024, Raymond E. Reitsma was our PEO (“Second PEO”). For 2025, Raymond E. Reitsma was our PEO.

The non-PEO NEOs for 2024 and 2025 are Charles E. Christmas, Mark S. Augustyn, Scott P. Setlock, and Brett E. Hoover. The non-PEO NEOs for 2023 are Raymond E. Reitsma, Charles E. Christmas, Brett E. Hoover, and Robert T. Worthington. The non-PEO NEOs for 2022, 2021, and 2020 are Raymond E. Reitsma, Charles E. Christmas, Lonna L. Wiersma and Robert T. Worthington. Ms. Wiersma retired on March 4, 2022.

(2)	Compensation Actually Paid amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the NEOs.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. For each NEO, we have subtracted the totals from the Stock Awards column set forth in the Summary Compensation Table. The equity value adjustments for each applicable year are derived from the following tables.

(4)

The peer group TSR set forth in this table utilizes the KBW Nasdaq Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2021, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 59

Year	Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Year-End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for First PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Second PEO ($)	Total Inclusion of Equity Values for PEO ($)
2025	450,312	-	55,634	-	-	-	28,888	-	37,160	-	571,994
2024	-	-	144,295	102,396	-	-	(22,064)	(15,684)	49,854	35,378	294,175
2023	349,973	-	289,654	-	-	-	17,452	-	56,252	-	713,331
2022	381,873	-	156,752	-	-	-	31,830	-	45,098	-	615,553
2021	351,106	-	802,132	-	-	-	-	-	20,244	-	1,173,482

Our PEO in 2020, 2021, 2022, and 2023 was Robert B. Kaminski, Jr. Mr. Kaminski continued as our PEO until he retired on June 1, 2024 (“First PEO”). For the remainder of 2024, Raymond E. Reitsma was our PEO (“Second PEO”).

Year	Average Year- End Fair Value of Equity Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	160,690	23,365	-	21,849	-	17,274	223,178
2024	-	41,075	-	16,476	-	17,351	74,902
2023	167,294	108,863	-	8,033	-	21,488	305,678
2022	123,089	41,682	-	18,927	(35,626)	17,372	165,444
2021	111,045	402,580	-	-	-	10,024	523,649

60 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to each PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR as well as TSR relative to the KBW Nasdaq Bank Index, over the five most recently completed fiscal years.

Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to each PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the five most recently completed fiscal years.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 61

Relationship Between PEO and Other NEO Compensation Actually Paid and Return on Equity (”ROE”)

The following chart sets forth the relationship between Compensation Actually Paid to each PEO, the average of Compensation Actually Paid to our other NEOs, and our ROE during the five most recently completed fiscal years.

Tabular List of Most Important Performance Measures

The following table presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Earnings per share
Level of non-performing assets
Net interest margin
Net revenue
Efficiency ratio
Return on assets
Return on equity

PROPOSAL #2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors is asking our shareholders to ratify the selection of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year 2026. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Plante & Moran, PLLC to our shareholders for ratification as a matter of good corporate practice. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders. Representatives of Plante & Moran, PLLC plan to attend the annual meeting of shareholders, who will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions by shareholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2026. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for ratification of the appointment of Plante & Moran, PLLC.

62 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

The following table shows the fees for audit and other professional services provided to us by Plante & Moran for fiscal years 2025 and 2024.

	2025	2024
Audit Fees	$519,000	$492,750
Audit-Related Fees	$79,250	$42,000
Tax Fees	$0	$0
All other fees	$9,150	$4,900
Total	$607,400	$539,650

The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for us by our independent auditor. Under the Audit Committee’s policy, authority to pre-approve permitted services has been delegated to two members of the Audit Committee, either of whom can act alone, for circumstances when pre-approval is not obtained from the full Audit Committee. Any pre-approval by the delegated authority is required to be reported to the Audit Committee at its next meeting. All of the services described in the table above were pre-approved by the Audit Committee.

PROPOSAL #3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DISCLOSED IN THIS PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until our Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders.

Our executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. Our philosophy in setting compensation policies for executive officers is to align pay with performance, while at the same time providing competitive compensation. We believe that our compensation policies and procedures are aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, this proposal seeks a shareholder advisory vote on the approval of compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Mercantile Bank Corporation’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

Our Board of Directors urges you to endorse the compensation program for our executive officers by voting FOR the above resolution. The Compensation Committee of the Board of Directors believes that the executive compensation for 2025 is reasonable, appropriate and justified by Mercantile’s performance.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board of Directors recommends that you vote FOR the approval of our executive compensation program as described in the Compensation Discussion and Analysis and the compensation tables and otherwise in this proxy statement. Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for approval of our executive compensation program.

MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT | 63

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Based on a review of filings and written representations from Section 16 insiders, we believe that all reports required to be filed under Section 16(a) for 2025 were timely filed except for: Michael Price Form 4, filed February 24, 2025; Mark Augustyn Form 4, filed February 9, 2026; Brett Hoover Form 4, filed February 9, 2026; Tara Randall Form 4, filed February 9, 2026; and Scott Setlock Form 4, filed February 9, 2026.

TRANSACTIONS WITH RELATED PERSONS

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The policy authorizes the Audit Committee to approve a related person transaction if it determines that the transaction is at least as favorable to us as would have been expected if the transaction had been with a person who is not related to us or is in our best interest. The policy does not cover loan transactions described in the next paragraph, which are generally subject to approval by the Banks’ Boards of Directors to the extent required by applicable banking laws and regulations.

The Banks have had, and expect in the future to have, loan transactions in the ordinary course of business with our directors, executive officers, or their immediate family, or companies they have a material interest in, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Banks, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

A proposal submitted by a shareholder for the 2027 annual meeting of shareholders must be sent to the Secretary, Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan 49504 and received by December 3, 2026, in order to be eligible to be included in our proxy statement for that meeting.

A shareholder who intends to present a proposal for the 2027 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us with notice of such intention by at least February 16, 2027, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2027 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement pursuant to Rule 14a-4(c) under the Exchange Act.

In addition to satisfying the foregoing requirements, to comply with the SEC's universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Mercantile’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

64 | MERCANTILE BANK CORPORATION | 2026 PROXY STATEMENT

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Mercantile Bank Corporation

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## YOUR VOTE IS IMPORTANT

Meeting details are listed on the reverse side. All votes must be received by 1:00AM (Eastern Time) on May 21, 2026.

# ANNUAL MEETING NOTICE

**This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.**

**The Notice, Proxy Statement, 2025 Annual Report to Shareholders, and Look Book are available at envisionreports.com/MBWM.**

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. The items to be voted on and location of the meeting are on the reverse side.

**If you would like to receive a printed copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 1, 2026, to facilitate a timely delivery.**

## VOTE ONLINE AND ACCESS THE MEETING DOCUMENTS

Scan the QR code or go to envisionreports.com/MBWM to vote your shares.

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Vote

## ACCESS

View your proxy materials and vote by going to envisionreports.com/MBWM.

## ATTEND

the meeting virtually on May 21, 2026, at 9:00AM (Eastern Time).

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## MEETING DETAILS

The Annual Meeting of Shareholders of Mercantile Bank Corporation will be held virtually on May 21, 2026, at 9:00AM (Eastern Time). To attend the the virtual (webinar) meeting, shareholders should register in advance using this link: **https://zoom.us/w/98284408169**. After registering, attendees will receive an email with the meeting link and details, a calendar invitation, and (if preferred) an option to join by telephone.

Alternative registration method: Go to **www.zoom.com**, select **Meet** > **Join a meeting**, and enter the meeting ID **982 8440 8169**.

**Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.**

**THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED:**

1. Election of Directors:

| | | | |
|---|---|---|---|
| 01 - Michael S. Davenport | 02 - Michelle L. Eldridge | 03 - Joseph D. Jones | 04 - Richard D. MacDonald |
| 05 - Michael H. Price | 06 - David B. Ramaker | 07 - Raymond E. Reitsma | 08 - Nelson F. Sanchez |
| 09 - Sara A. Schmidt | 10 - Steven J. Schweihofer | 11 - Amy L. Sparks | 12 - Shoran R. Williams |

**THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 THROUGH 3:**

## PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE

To vote your shares you must go online to envisionreports.com/MBWM or request a paper copy of the proxy materials to receive a proxy card.

## ORDER MATERIALS

**Please make your materials request by using one of the methods listed below. You will need the number located in the box on the reverse side.**

### REQUEST VIA:

**Internet** Visit envisionreports.com/MBWM. Click Cast Your Vote or Request Materials.
**Phone** Call us free of charge at 1-866-641-4276
**Email** Send an email to investorvote@computershare.com and include:

- "Proxy Materials Mercantile Bank Corporation" in the subject line
- Your full name and address
- The number located in the box on the reverse side
- A statement that you would like a paper copy of meeting materials

To facilitate a timely delivery, all requests for a paper copy of proxy materials must be received by May 1, 2026.

## PLEASE REVIEW THE MEETING MATERIALS

We encourage you to read the meeting documents found at envisionreports.com/MBWM.

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# Mercantile Bank Corporation

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**YOUR VOTE IS IMPORTANT**

The meeting will be held virtually on May 21, 2026, at 9:00AM (Eastern Time). All votes must be received by 1:00AM on May 21, 2026.

**SCAN** the QR code or visit envisionreports.com/MBWM to vote your shares

**CALL** 1-800-652-VOTE (8683) within the USA, US territories and CA

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## 2026 ANNUAL MEETING – PROXY CARD

Attend the meeting virtually on May 21, 2026, at 9:00AM (Eastern Time), via live webcast at **www.zoom.com**, select **Meet** > **Join a meeting**, and enter the meeting ID **982 8440 8169**.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

**THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED:**

1. Election of Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Michael S. Davenport | ☐ | ☐ | 02 - Michelle L. Eldridge | ☐ | ☐ | 03 - Joseph D. Jones | ☐ | ☐ |
| 04 - Richard D. MacDonald | ☐ | ☐ | 05 - Michael H. Price | ☐ | ☐ | 06 - David B. Ramaker | ☐ | ☐ |
| 07 - Raymond E. Reitsma | ☐ | ☐ | 08 - Nelson F. Sanchez | ☐ | ☐ | 09 - Sara A. Schmidt | ☐ | ☐ |
| 10 - Steven J. Schweihofer | ☐ | ☐ | 11 - Amy L. Sparks | ☐ | ☐ | 12 - Shoran R. Williams | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 THROUGH 3:**

**AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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## ATTEND
the meeting virtually on May 21, 2026, at 9:00AM Eastern Time.

## YOUR VOTE MATTERS
- Have a voice.
- Keep your account active.
- Stay informed.

Vote

## ACCESS
View your proxy materials and vote by going to envisionreports.com/MBWM.

## SAVE PAPER AND TIME...
To receive meeting materials by email, enroll at envisionreports.com/MBWM.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

Mercantile Bank Corporation

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# 2026 ANNUAL MEETING – PROXY CARD

**Proxy Solicited on Behalf of the Board of Directors**
**Annual Meeting of Shareholders to be held May 21, 2026**

The undersigned hereby appoints Michelle L. Eldridge and Shoran R. Williams, or either of them, with power of substitution in each, proxies of the undersigned to vote all common stock of the undersigned in Mercantile Bank Corporation, at the Annual Meeting of Shareholders to be held on May 21, 2026, and at all adjournments or postponements thereof, with all powers that the undersigned would have if present at the meeting.

**This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR Proposals 2 through 3, and according to the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.**

**PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.**

(Continued and to be voted on reverse side)

**NON-VOTING ITEMS**

**Change of Address** – Please print new address below.

**Comments** – Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

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